UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

GLOBUS MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Globus Medical, Inc.
Valley Forge Business Center
2560 General Armistead Avenue
Audubon, PA 19403

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2023

To the stockholders of Globus Medical, Inc.:

Notice is hereby given that the 2023 Annual Meeting of Stockholders of Globus Medical, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 7, 2023 at 6:00 p.m., local time, at our corporate headquarters located at Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, Pennsylvania 19403.

Stockholders should note that no actions relating to the Agreement and Plan of Merger, dated as of February 8, 2023, among the Company, NuVasive, Inc. and Zebra Merger Sub, Inc., a wholly owned subsidiary of the Company, will be voted on or taken at the 2023 Annual Meeting, and the proxy statement accompanying this Notice does not contain information relating to the transactions contemplated by such Agreement and Plan of Merger. Stockholders are directed to the separate proxy statement and materials distributed by the Company on or about March 29, 2023 for information relating to such transactions.

The purposes of the Annual Meeting, as more fully described in the accompanying proxy statement, are:

1.To elect two directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified;

2.To approve an amendment to the 2021 Equity Incentive Plan;

3.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

4.To conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers; and

5.To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2023 may vote at the Annual Meeting or any adjournment or postponement thereof.

The Notice of Internet Availability of Proxy Materials is being mailed, and the attached Proxy Statement is being made available, to our stockholders beginning on or about April 28, 2023.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares promptly. To vote your shares, you can (1) use the Internet as described in the Notice of Internet Availability of Proxy Materials in the attached Proxy Statement and on your proxy card; (2) call the toll-free telephone number as described in the attached Proxy Statement and on your proxy card; or (3) complete, sign and date your proxy card and return your proxy card by mail.

By Order of the Board of Directors,

Kelly G. Huller Senior Vice President, General Counsel and Corporate Secretary

Audubon, Pennsylvania
April 28, 2023

GENERAL INFORMATION	1
PROPOSAL 1 ELECTION OF DIRECTORS	5
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN	17
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
PROPOSAL 4 ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“Say-on-Pay Vote”)	21
EXECUTIVE OFFICERS	23
COMPENSATION DISCUSSION AND ANALYSIS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
TRANSACTIONS WITH RELATED PERSONS	52
STOCKHOLDER PROPOSALS	53
ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT	54
HOUSEHOLDING OF PROXY MATERIALS	54
OTHER MATTERS	55

GLOBUS MEDICAL, INC.
Valley Forge Business Center
2560 General Armistead Avenue
Audubon, PA 19403

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Globus Medical, Inc., a Delaware corporation (the “Company,” “Globus,” “our,” “we,” or “us”), of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will begin at 6:00 p.m., Eastern Time, on Wednesday, June 7, 2023 at our corporate headquarters located at 2560 General Armistead Avenue, Audubon, Pennsylvania 19403. The “proxy materials” include this Proxy Statement, our Annual Report for the year ended December 31, 2022 (including our annual report on Form 10-K) and, if you are receiving printed copies of the proxy materials by mail, the proxy card. We are making these proxy materials available to our stockholders electronically via the Internet beginning on April 28, 2023. Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials via the Internet and how to vote online. As a result, you will not receive a paper copy of the proxy materials unless you request one. All stockholders are able to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials and in this Proxy Statement, and to request to receive a set of the proxy materials by mail or electronically, in either case free of charge. If you would like to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Stockholders should note that no actions relating to the Agreement and Plan of Merger, dated as of February 8, 2023, among the Company, NuVasive, Inc. and Zebra Merger Sub, Inc., a wholly owned subsidiary of the Company, will be voted on or taken at the 2023 Annual Meeting, and this proxy statement does not contain information relating to the transactions contemplated by such Agreement and Plan of Merger. Stockholders are directed to the separate proxy statement and materials distributed by the Company on or about March 29, 2023 for information relating to such transactions.

Annual Meeting Admission

Attendance at the Annual Meeting is limited to stockholders of record as of April 17, 2023, the record date for the Annual Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Globus stock, such as a bank or brokerage account statement, as of the record date to be admitted to the Annual Meeting.

Stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

Only holders of record of our Class A common stock and Class B common stock as of the close of business on April 17, 2023, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. You are entitled to cast one vote for each share of our Class A common stock you own on the record date and 10 votes for each share of our Class B common stock you own on the record date. As of the record date for the Annual Meeting, 79,903,548 shares of our Class A common stock and 22,430,097 shares of our Class B common stock were outstanding.

Notice of Internet Availability of Proxy Materials

As permitted by the Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and our 2022 Annual Report available to our stockholders electronically via the Internet. In accordance with this e-proxy process, we are sending our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached Proxy Statement and our 2022 Annual Report via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. If you elect to receive a paper copy of our proxy materials, our 2022 Annual Report will be mailed to you along with the Proxy Statement and a proxy card.

How to Vote

Your vote is important. Stockholders can vote via the Internet, by telephone, by mail, or in person by attending the Annual Meeting and voting by ballot as described below.

Vote via Internet

If you choose to vote via Internet, simply visit www.proxyvote.com and follow the steps outlined on the secure website.

Vote by Mail

If you choose to receive printed copies of the proxy materials, you may vote by simply marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

Vote by Telephone

If you choose to vote via telephone, call toll free 1-800-690-6903 using a touch-tone telephone and follow the instructions provided on the recorded message. If you hold shares beneficially, through a broker, brokerage firm, bank or other nominee, please refer to the instructions provided to you by such broker, brokerage firm, bank or other nominee regarding voting by telephone.

Voting at the Annual Meeting

Voting via the Internet, by telephone or by mail will not limit your right to vote at the Annual Meeting if you decide to attend and vote in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should contact your bank or brokerage account representative to obtain a legal proxy.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on June 6, 2023.

All shares of common stock that have been properly voted or for which proxy cards have been properly executed and returned, and not revoked, will be voted at the Annual Meeting.

General Information on Voting and Required Vote

The presence of the holders of a majority of the voting power of the shares of common stock outstanding as of the record date and entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

Provided that a quorum is present, stockholders will vote on (1) two nominees for election as director, who will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting, (2) the approval of an amendment to the 2021 Equity Incentive Plan, (3) the ratification of appointment of Deloitte & Touche LLP as the Company’s registered public accounting firm, (4) the approval, on an advisory basis, of the compensation of our named executive officers, and (5) such other business as may properly be brought before the meeting or any adjournment or postponement thereof. The ratification of our registered public accounting firm, the approval of the amendment to the 2021 Equity Incentive Plan, and the approval of our executive compensation on an advisory basis will each require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

For proposal (1) above, you may vote “FOR” OR “WITHHOLD.” A vote of “WITHHOLD” with respect to this matter will not be voted for this matter but these shares will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, a “WITHHOLD” vote will have no effect on the election of the nominees for director.

For each of proposals (2), (3), (4) and (5) above, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote of “ABSTAIN” with respect to any matter will not be voted with respect to that matter but these shares will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, abstentions will have the effect of a vote “AGAINST” the approval of the amendment to the 2021 Equity Incentive Plan, the ratification of the appointment of our independent registered accounting firm, and the approval, on an advisory basis, of the compensation to be paid to our named executive officers.

All shares of common stock for which proxies have been properly executed and delivered, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign, date and return your proxy card but do not give voting instructions, the shares of common stock represented by that proxy will be voted in accordance with the Board’s recommendations as follows:

1.FOR each of the nominees for election as director.

2.FOR the approval of the amendment to the 2021 Equity Incentive Plan.

3.FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

4.FOR the approval, on an advisory basis, of the compensation of our named executive officers.

5.In the named proxies’ discretion with respect to such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker or other nominee does not have the discretionary authority to vote the shares), will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. We believe that brokers and other nominees have the authority to vote their customers’ shares on the ratification of the appointment of our independent registered public accounting firm, even if their customers do not instruct their nominees how to vote on these matters, and that brokers have no authority to vote their customers’

shares with respect to any other proposal unless instructed how to vote. If we receive a proxy card with a broker non-vote, those shares will be voted FOR the ratification of the appointment of our independent registered public accounting firm but will NOT be included as a vote with respect to the election of directors, the approval of the amendment to the 2021 Equity Incentive Plan, and the proposal to approve, on an advisory basis, the compensation of our named executive officers.

Voting on Other Matters

If other matters are properly presented at the Annual Meeting for consideration, the persons named on the proxy card will have the discretion to vote on those matters for you. At the date we began printing this Proxy Statement, no other matters had been raised for consideration at the Annual Meeting.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•sending written notice of revocation to the Secretary of the Company;

•timely delivering a valid, later-dated proxy; or

•attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor from the holder of record, to be able to vote at the Annual Meeting.

List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:30 a.m. and 4:30 p.m., at our principal executive offices at Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, Pennsylvania 19403, by contacting Kelly G. Huller, the Corporate Secretary of the Company.

Cost of Proxy Solicitation

We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. Pursuant to SEC rules, we are making this Proxy Statement and our 2022 Annual Report available to our stockholders electronically via the Internet. In addition to soliciting proxies by Internet and mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees. None of these directors, officers or employees will receive any additional or special compensation for this solicitation. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 7, 2023: This Proxy Statement, the proxy card and the Annual Report (including our annual report on Form 10-K) for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members divided into three classes, as nearly equal in number as possible, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at such meeting will be elected for a term of three years. Each director will serve until a successor is duly elected and qualified, or until the director’s earlier death, resignation or removal. There is no limit to the number of terms a director may serve.

Two of our directors are nominated for election this year. Each director to be elected and qualified at the Annual Meeting will hold office until the 2026 annual meeting of stockholders and will serve until his or her successor is duly elected and qualified, or until the director’s earlier death, resignation or removal. Each of the nominees listed below is currently a director. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee becomes unavailable or unable to serve as director before the Annual Meeting, the shares of common stock represented by executed proxies will be voted for the election of a substitute nominee proposed by our Board of Directors or, in the alternative, the Board of Directors may elect to reduce its size.

Our Board of Directors believes that each of our current directors, including those nominated for election this year, is highly qualified to serve as a member of our Board of Directors and each has contributed to the mix of skills, core competencies and qualifications of the Board of Directors. Our directors are highly experienced and have diverse backgrounds and skills, as well as extensive track records of success in what we believe are relevant positions. A number of our directors also have served as directors of Globus for many years, and we benefit from their knowledge of our history, operations and corporate philosophy.

Board of Directors

The following table sets forth information concerning our directors as of April 1, 2023:

Name	Age	Position and Committee Memberships	Term Expires
David C. Paul	56	Chairman of the Board of Directors and Executive Chairman; Compensation Committee Chair and Nominating and Corporate Governance Committee	2025
Daniel T. Scavilla	58	Director, President and Chief Executive Officer; Member of the Nominating and Corporate Governance Committee	2023(1)
David D. Davidar	57	Director; Member of the Compensation Committee and Nominating and Corporate Governance Committee	2024
Daniel T. Lemaitre	69	Director; Member of the Compensation Committee and Audit Committee	2025
Ann D. Rhoads	57	Director; Audit Committee Chair and Member of the Nominating and Corporate Governance Committee	2025
James R. Tobin	78	Director, Nominating and Corporate Governance Committee Chair and Member of the Compensation Committee	2024
Stephen T. Zarrilli	61	Director, Member of the Audit Committee	2024
Robert A. Douglas	63	Director, Member of the Audit Committee	2023(1)

(1) If the director nominees are elected at the Annual Meeting, their term will expire in 2026.

Nominees for Director

The following is a brief biography of each nominee for director and a discussion of the relevant experiences, qualifications, attributes or skills of each nominee that, together with other relevant factors, led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director as of the date of this Proxy Statement.

Daniel T. Scavilla has served as Globus Medical’s President and Chief Executive Officer since April 2022. He is also on our Board of Directors and is a member of our Nominating and Corporate Governance Committee. Mr. Scavilla began his career at Globus Medical as the Chief Financial Officer in May 2015. He then served as the Executive Vice President, Chief Commercial Officer and the President of Trauma. Prior to joining Globus, Mr. Scavilla spent 28 years in various positions within Johnson & Johnson, including serving as Chief Financial Officer, Global Vice President Finance & Business Operations of Johnson & Johnson Vision Care from February 2012 to December 2015, and as Chief Financial Officer, Worldwide Vice President Finance of Advanced Sterilization Products, the infection prevention branch of Johnson & Johnson Medical Devices from October 2007 to January 2012. Other prior roles at Johnson & Johnson include financial management positions at McNeil Consumer Healthcare, Centocor Biologics, and Cilag Schaffhausen Operations in Switzerland. Mr. Scavilla serves on the board of directors of Impulse Dynamics, a privately held company specializing in technology for treating heart conditions. Mr. Scavilla’s extensive leadership and experience at our Company and knowledge of our finances and operations, including as our former Chief Financial Officer and Chief Commercial Officer, will add financial, commercial and operations experience to our Board of Directors and qualify him to serve as one of our directors. Mr. Scavilla received a B.S. in Finance and Organizational Behavior from LaSalle University, and holds an MBA in International Management from Temple University.

Robert Douglas joined our Board of Directors in December of 2019, and is a member of our Audit Committee. Mr. Douglas has nearly thirty years of experience in medical device technology, with particular expertise in digital health. Currently, Mr. Douglas serves as the President and Chief Operating Officer in the Office of the Chief Executive Officer for ResMed Inc. (NYSE:RMD, ASX:RMD), a medical device and software applications company specializing in cloud-connected devices. Mr. Douglas was appointed ResMed’s president in March 2013 and chief operating officer in September 2011. ResMed’s solutions diagnose, treat and manage respiratory disorders and improve care in out-of-hospital settings. Mr. Douglas serves as Vice Chairman on the Board of Directors of the San Diego Regional Economic Development Corporation and is a member of its Executive Committee. Mr. Douglas also serves as Vice Chairman on the Board of Directors of EvoNexus, a non-profit technology incubator and hub for Southern California’s startup community designed to accelerate the growth and success of entrepreneurial companies. Mr. Douglas has an M.B.A. from Macquarie University, a Bachelor’s degree in Electrical Engineering with first-class honors, and a B.S. in Computer Sciences from the University of New South Wales, Sydney. Mr. Douglas’s extensive operating experience, leadership roles, and his financial and accounting expertise qualify him to serve on our Board of Directors as an audit committee financial expert.

Vote Required

Provided that a quorum is present, the nominees for director who receive the most affirmative votes will be elected to fill the available seats on our Board of Directors.

The Board of Directors recommends a vote FOR the election of the above nominees.

Continuing Directors

The following is a brief biography of each current director who is not nominated for election at the Annual Meeting but will continue to serve on our Board of Directors following the Annual Meeting as of the date of this Proxy Statement.

David C. Paul is the Chairman of the Board of Directors having served in this role since the company’s inception in 2003, and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Paul served as our Chief Executive Officer from our inception in 2003 until August 2017, when he transitioned into the role of Executive Chairman. Prior to founding Globus, Mr. Paul was employed at Synthes Holding AG (formerly Synthes-Stratec) (“Synthes”) in various positions. Mr. Paul served as Director of Product Development for Synthes in his last position, where he was responsible for product development and marketing functions. Prior to Synthes, Mr. Paul worked as a Research Engineer in biomaterials research at Temple University. Mr. Paul is named inventor on approximately 225 patents and published applications. Mr. Paul received a B.S. in Mechanical Engineering from the University of Madras, and an M.S. in Computer Integrated Mechanical Engineering Systems from Temple University. Mr. Paul also serves on the Board of Free Flow Medical, an early stage medical device company and Cross Ventures, LLC, a real estate development company. Mr. Paul brings to our Board of Directors valuable perspective and experience as our founder, former Chief Executive Officer, current Executive Chairman and largest stockholder, as well as leadership skills, industry experience and knowledge, discipline and dedication to our mission that qualify him to serve as one of our directors.

David D. Davidar has served on our Board of Directors since 2003 and is a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Davidar served as our Senior Vice President, Operations from January 2013 until March 2016 and as our Vice President, Operations from 2003 to January 2013. Prior to joining Globus, Mr. Davidar served as the Executive Director of Highway Home, an assisted living facility, from 1995 to 2003. Mr. Davidar also served in a management capacity for Pizza Hut, Inc. from 1993 to 1995. He currently serves as the President & CEO of Trinity Axis Inc., an early stage technology company. Mr. Davidar received a B.Com. in Commerce, Economics and Management from Loyola College, University of Madras, a post-graduate diploma in Personnel Management at the Madras School of Social Work, and an M.B.A. from Bloomsburg University. Mr. Davidar’s role as one of our founders and his operational leadership of our Company have contributed significantly to our success and provided him with a deep familiarity with its history and business. Mr. Davidar brings valuable operational insight and managerial skills to our Board that qualify him to serve as one of our directors. Mr. Davidar also advises and invests in start-up companies in various sectors.

James R. Tobin has served on our Board of Directors since August 2015 and is a member of our Nominating and Corporate Governance Committee and Compensation Committee. Mr. Tobin served as President and Chief Executive Officer of Boston Scientific Corporation (“Boston Scientific”) from March 1999 to July 2009. Before joining Boston Scientific, Mr. Tobin served as the President and CEO of Biogen, Inc., from 1997 to 1998 and as its Chief Operating Officer from 1994 to 1997. Mr. Tobin also worked at Baxter International Inc. in various capacities from 1972 to 1994, including as its President and Chief Operating Officer from 1992 to 1994. Mr. Tobin currently serves as Chairman of the Board of TransMedics, Inc. (NASDAQ: TMDX), a company specializing in technology for preservation of organs for transplant. He also serves on the board of directors of Lyra Therapeutics (NASDAQ: LYRA), a clinical-stage company developing medicines precisely designed to target ear, nose and throat (ENT) diseases, Xenter, Inc., a privately held interventional cardiology medical device company, and Impulse Dynamics, a privately held company specializing in technology for treating heart failure. Mr. Tobin served as a Lieutenant in the U.S. Navy from 1968 to 1972. Mr. Tobin holds an M.B.A. from Harvard Business School and an A.B. from Harvard College. Mr. Tobin is well qualified to serve on our Board of Directors and on our Compensation Committee and Nominating and Corporate Governance Committee for numerous reasons, including his decades of experience as a senior executive of large multinational healthcare and medical device companies, including his service as President and Chief Executive Officer of Boston Scientific.

Stephen T. Zarrilli has served on our Board of Directors since May 2019 and is a member of our Audit Committee. Mr. Zarrilli was the former President and Chief Executive Officer of the University City Science Center, an urban research park that provides commercialization resources to life science and technology entrepreneurs. Mr. Zarrilli has over 25 years of finance, investment and operating experience in technology and life science enterprises. Mr. Zarrilli also has substantial governance experience with public companies. From 2012 to 2018, Mr. Zarrilli served as the President, Chief Executive Officer and Director of Safeguard Scientifics, Inc. a capital provider to technology and life science companies, which he joined in 2007 as Senior Vice President and Chief Financial Officer. Mr. Zarrilli began his career at Deloitte, LLP and was previously the Chairman and Founder of the Penn Valley Group, a management advisory firm; Chief Financial Officer of Fiberlink Communications Corporation, a security software company; Chief Executive Officer of Concellera Software, Inc., a document management software company; and Chief Executive Officer of US Interactive, Inc. a digital marketing firm. Mr. Zarrilli is a Member of the Audit Committee of Virtus Investment Partners, Inc. (NASDAQ: VRTS), an investment management company. Mr. Zarrilli holds a B.S. in Accounting from LaSalle University and has completed the Advanced Management Program at the Wharton School of the University of Pennsylvania. Mr. Zarrilli’s extensive operating experience, leadership roles, and his financial and accounting expertise qualify him to serve on our Board as an audit committee financial expert.

Ann D. Rhoads has served on our Board of Directors since July 2011, and is the Chairperson of our Audit Committee and a member of our Nominating and Corporate Governance Committee. Ms. Rhoads most recently served as the Chief Financial Officer of Forty Seven, Inc. (NASDAQ: FTSV), a clinical-stage biotechnology company from March 2018 to April 2020. Previously, Ms. Rhoads was Executive Vice President and Chief Financial Officer of Zogenix, Inc. (NASDAQ: ZGNX), a pharmaceutical company, from March 2010 through January 2017. From 2000 through the end of 2009, Ms. Rhoads served as the Chief Financial Officer of Premier, Inc., a healthcare supply management company. Ms. Rhoads holds a B.S. in Finance from the University of Arkansas and an M.B.A. from the Harvard Business School. Ms. Rhoads also serves on the Board of Directors of Quidel Corporation (NASDAQ: QDEL), Repare Therapeutics (NASDAQ: RPTX), and iTeos Therapeutics (NASDAQ: ITOS). Ms. Rhoads’ experience as the chief financial officer of publicly-traded biotechnology and pharmaceutical companies brings valuable financial skills and expertise to our Board of Directors that includes significant executive management experience and leadership skills, and a strong understanding of corporate governance principles, which qualifies her to serve as one of our directors.

Daniel T. Lemaitre has served on our Board of Directors since April 2011 and is a member of our Compensation Committee and Audit Committee. In January 2020, Mr. Lemaitre became the Chairman and Chief Executive Officer of BlueWind Medical Ltd., a neuromodulation company based in Utah, after serving as its Executive Chairman since September 2018. Mr. Lemaitre most recently served as the President and Chief Executive Officer of Direct Flow Medical. Previously, Mr. Lemaitre served as Chief Executive Officer of White Pine Medical, a venture-backed medical device start-up company, from June 2009 until May 2015. Prior to White Pine Medical, Mr. Lemaitre served as the President and Chief Executive Officer of CoreValve, a privately-held company focused on percutaneous aortic valve replacement, from April 2008 until its acquisition by Medtronic, Inc. (“Medtronic”), a publicly-traded medical device company, in April 2009. From 2005 until March 2008, Mr. Lemaitre was a Senior Vice President at Medtronic, where he led the company’s strategic planning and corporate development. Prior to joining Medtronic, Mr. Lemaitre spent 28 years as an investment analyst in the medical device field. This included 18 years with SG Cowen, where he was a managing director and led the healthcare research team, and six years with Merrill Lynch. Mr. Lemaitre holds a B.A. in Economics from Bethany College and an M.B.A. from Bowling Green State University. Mr. Lemaitre previously served on numerous boards including CoreValve, Direct

Flow, Mitralign, Endologix (Chair), Nitinol Development Corporation, and Bioventus (Chair). Mr. Lemaitre’s extensive business, managerial, executive and leadership experience in the medical device industry, as well as his current experience as a director of a publicly-traded medical device company bring to our Board of Directors a meaningful understanding of our business and industry and valuable skills related to strategic planning for a public company. These skills and experience, as well as his financial and accounting skills and expertise, qualify him to serve as one of our directors.

Information Concerning the Board of Directors and Corporate Governance

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. Our bylaws provide that our Board of Directors must consist of between five and 11 directors, and such number of directors within this range may be determined from time to time by resolution of our Board of Directors or our stockholders. Our current Board of Directors is comprised of eight members and is divided into three classes. Upon the expiration of the initial term of office for each class of directors, each director in such class will be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office or by a vote of our stockholders at a duly convened meeting.

There are no family relationships between any directors, director nominees, and executive officers.

For information regarding the members of our Board of Directors, please see the discussion of their respective experiences, qualifications, attributes and skills under “Proposal 1-Election of Directors” above.

Board Meetings

Our Board of Directors holds regular meetings throughout the year, and holds special meetings as and when necessary. Our full Board of Directors held five regular meetings and two special meetings in 2022. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during 2022.

Our Board of Directors encourages but does not require independent directors to attend the annual meeting of stockholders. One of our directors, though none of our independent directors, attended our 2022 annual meeting of stockholders.

Director Independence

Our Board of Directors has affirmatively determined that Messrs. Lemaitre, Tobin, Douglas, Zarrilli and Davidar and Ms. Rhoads meet the definition of “independent director” under New York Stock Exchange listing standards.

We are a “controlled company” as set forth in New York Stock Exchange Rule 303A.00 because more than 50% of the voting power of our common stock is held by David C. Paul, our Chairman of the Board of Directors and Executive Chairman. Under New York Stock Exchange rules, a “controlled company” may elect not to comply with certain New York Stock Exchange corporate governance requirements, including the requirement that a majority of the Board of Directors consist of independent directors and the requirement that director nominations and executive compensation must be approved by a majority of independent directors or a Nominating and Corporate Governance Committee or Compensation Committee comprised solely of independent directors. We rely, and intend to continue to rely, on certain of these exemptions from the corporate governance requirements. In particular, though we have determined that a majority of our directors and all of the members of our Audit Committee are independent, our Compensation Committee and our Nominating and Corporate Governance Committee do not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the New York Stock Exchange corporate governance requirements.

Board Leadership Structure

David C. Paul, our founder and Executive Chairman, is the Chairman of our Board of Directors, and Daniel T. Scavilla is the Chief Executive Officer. We have determined that a leadership structure consisting of separate Chairman of the Board of Directors and Chief Executive Officer roles is appropriate for the Company. At the same time, we also believe that it is important to have a Chairman of the Board of Directors with an extensive history with and knowledge of the Company, as is the case with our founder and Executive Chairman.

In the past, the Board of Directors has had a lead independent director. The Board of Directors has determined that a lead independent director is not necessary moving forward because the Company splits the roles of Chairman of the Board of Directors and Chief Executive Officer.

Our non-management directors meet in executive sessions at least once annually. At such sessions the non-management directors select one director to preside over the meeting.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks that we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Compensation Committee assesses whether our compensation policies and practices for our employees create incentives that are reasonably likely to have a material adverse effect on the Company, and based on this assessment our Compensation Committee believes that our compensation policies and practices do not create a reasonable likelihood of a material adverse effect on the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors oversight of the performance of our internal audit function. Our entire Board of Directors monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

As a medical device company, we have also implemented a compliance function that monitors compliance with various company policies, specifically those governing relationships with health care professionals and compliance with anti-kickback laws and laws restricting off-label promotion of medical devices. Our Audit Committee is responsible for oversight of our compliance function, but our Board of Directors, as a whole, also receives regular updates regarding, and evaluates the effectiveness of, our compliance program.

Committees of the Board of Directors

Our Board of Directors has three permanent committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The written charters for these committees are on our website at https://www.investors.globusmedical.com/corporate-governance/governance-documents. Our Board of Directors may from time to time establish other standing committees. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

Audit Committee

We have an Audit Committee consisting of Ann D. Rhoads, Daniel T. Lemaitre, Stephen T. Zarrilli and Robert Douglas, each of whom has been determined to be an independent director. The Audit Committee is responsible for, among other things:

•appointing, terminating, compensating and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

•reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

•establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

•investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary;

•determining compensation of the independent auditors and of advisors hired by the Audit Committee and ordinary administrative expenses;

•reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

•monitoring and evaluating the independent auditor’s qualifications, performance and independence on an ongoing basis;

•reviewing reports to management prepared by the internal audit function, as well as management’s response;

•reviewing and assessing the adequacy of the formal written charter on an annual basis;

•reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis;

•serving as the Qualified Legal Compliance Committee in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC; and

•handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.

Our Board of Directors has affirmatively determined that each member of our Audit Committee, Ms. Rhoads and Messrs. Lemaitre, Douglas and Zarrilli, meets the definition of an “independent director” for purposes of serving on an Audit Committee under New York Stock Exchange Rule 303A.07, and that each of Ms. Rhoads and Messrs. Lemaitre, Douglas and Zarrilli is an “audit committee financial expert.”

In 2022, our Audit Committee held five meetings.

Compensation Committee

We have a Compensation Committee consisting of Daniel T. Lemaitre, James Tobin, and David D. Davidar, each of whom has been determined to be an independent director, and David C. Paul, our Executive Chairman. The Compensation Committee is responsible for, among other things:

•reviewing and approving the compensation, employment agreements and severance arrangements and other benefits of all of our executive officers and key employees;

•reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

•reviewing and making recommendations, on an annual basis, to the Board of Directors with respect to director compensation;

•reviewing and discussing with management the compensation of our executive officers, and recommending that it be included in the annual proxy statement and annual report on Form 10-K;

•periodically reviewing and assessing the adequacy of the formal written charter; and

•such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

The Compensation Committee has authority to delegate responsibility to subcommittees. Messrs. Lemaitre and Tobin also serve on our Equity Compensation Committee, a standing subcommittee of our Compensation Committee established to administer our equity-based compensation plans.

In 2022, our Compensation Committee held two meetings.

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee consisting of James Tobin, Ann D. Rhoads, and David D. Davidar, each of whom has been determined to be an independent director, David C. Paul, our Executive Chairman, and David M. Demski, our Chief Executive Officer. The Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying and screening candidates for our Board of Directors, and recommending nominees for election as directors;

•establishing procedures to exercise oversight of the evaluation of the Board of Directors and management;

•developing and recommending to the Board of Directors a set of corporate governance guidelines, as well as reviewing these guidelines and recommending any changes to the Board of Directors;

•reviewing the structure of the Board of Directors’ committees and recommending to the Board of Directors for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

•reviewing and assessing the adequacy of the formal written charter on an annual basis; and

•generally advising our Board of Directors on corporate governance and related matters.

In 2022, our Nominating and Corporate Governance Committee did not meet, but conducted business by written consent.

The Nominating and Corporate Governance Committee and the Board of Directors have not established a specific diversity component in their consideration of candidates for director and instead consider the diversity of directors as part of the overall mix of factors when identifying and evaluating candidates for the Board of Directors. The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors and individual skills that complement the full Board of Directors. Therefore, the Board of Directors, as a unit, possesses the appropriate skills and experience to oversee the Company’s business.

Board Self-Assessment

Our Board of Directors performs an annual self-evaluation process in which each director evaluates the Board of Directors as a whole and each committee on which he or she serves. After these evaluations are complete, the results are discussed by the Board of Directors and each committee, as applicable, and, if necessary, action plans are developed.

At least once a year, the Board of Directors, or the Nominating and Governance Committee, evaluates the size and composition of the Board of Directors to assess the skills and experience of directors, and compares them with those skills that might prove valuable in the future, giving consideration to the changing circumstances of the Company and the then current Board of Directors membership. This assessment enables the Board of Directors to consider whether the skills and experience of the existing members continue to be appropriate as the Company’s needs evolve over time.

Compensation Committee Interlocks and Insider Participation

In 2022, our Compensation Committee consisted of Daniel T. Lemaitre, James Tobin, and David D. Davidar, each of whom has been determined to be an independent director, and David C. Paul, our Executive Chairman. Mr. Davidar served as our Senior Vice President, Operations from January 2013 until March 2016 and as our Vice President, Operations from 2003 to January 2013. Mr. Paul served as our Chief Executive Officer from our inception in 2003 until August 2017, when he transitioned into the role of Executive Chairman.

None of our executive officers serve as members of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. No interlocking relationship exists between any member of the Board of Directors and any member of the compensation committee (or other committee performing equivalent functions) of any other company.

Mr. Paul, our Executive Chairman, has served on our Compensation Committee since 2007.

Prohibitions on Hedging, Pledging and Margin Accounts

We maintain an insider trading policy that applies to our directors and officers and to our employees and consultants who receive or have access to material nonpublic information. Our insider trading policy prohibits our directors and our officers who are required to file Forms 3 or 4 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from holding Company stock in margin accounts, pledging Company stock as collateral for a loan, or engaging in hedging or monetization transactions in respect of Company stock. Our insider trading policy strongly discourages our employees from holding Company stock in margin accounts, pledging Company stock as collateral for a loan, or engaging in hedging or monetization transactions in respect of Company stock.

Indemnification Agreements with our Directors and Officers

Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by the laws of the State of Delaware, we have entered into indemnification agreements with each of our directors and certain of our officers. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. We must indemnify our officers and directors against any and all (a) costs and expenses (including attorneys’ and experts’ fees, expenses and charges) actually and reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in, and (b) judgments, fines, penalties and amounts paid in settlement in connection with, in the case of either (a) or (b), any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, by reason of the fact that (x) such person is or was a director or officer, employee, agent or fiduciary of the Company or (y) such person is or was serving at our request as a director, officer, employee or agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification agreements also require us, if so requested, to advance within 30 days of such request any and all costs and expenses that such director or officer incurred, provided that such person will return any such advance if it shall ultimately be determined that such person is not entitled to be indemnified for such costs and expenses. Our bylaws also require that such person return any such advance if it is ultimately determined that such person is not entitled to indemnification by us as authorized by the laws of the State of Delaware.

We are not required to provide indemnification under our indemnification agreements for certain matters, including:

1.indemnification in connection with certain proceedings or claims initiated or brought voluntarily by the director or officer;
2.indemnification related to disgorgement of profits made from the purchase or sale of securities of our Company under Section 16(b) of the Exchange Act, or similar provisions of state statutory or common law;
3.indemnification that is finally determined, under the procedures and subject to the presumptions set forth in the indemnification agreements, to be unlawful; or
4.indemnification for liabilities for which the director or officer has received payment under any insurance policy as may exist for such person’s benefit, our certificate of incorporation or bylaws or any other contract or otherwise, except with respect to any excess amount beyond the amount so received by such director or officer. The indemnification agreements require us, to the extent that we maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of our company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of our Company, to cover such person by such policy or policies to the maximum extent available.

Code of Ethics and Corporate Governance Guidelines

We have adopted a code of ethics relating to the conduct of our business by all of our employees, officers and directors, as well as a code of ethics specifically for our principal executive officer and senior financial officers. Both codes of ethics, and our corporate governance guidelines, are posted on our website at https://www.investors.globusmedical.com/corporate-governance/governance-documents.

Interested Party Communications with the Board of Directors

We have established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member or all members of the Board of Directors, any committee of the Board of Directors, or any chair of any committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Kelly G. Huller, our Corporate Secretary, at Globus Medical, Inc., Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2022 and internal controls over financial reporting with our management and Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2022. Further, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the rules of the SEC relating to the firm’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable standards of the PCAOB, which relate to Deloitte & Touche LLP’s independence from our Company, and has discussed with Deloitte & Touche LLP its independence from our Company. The Audit Committee has concluded that the independent registered public accounting firm is independent from our Company and our management. The Audit Committee has also discussed with our management and Deloitte & Touche LLP such other matters and received such assurances from them as it has deemed appropriate.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continues to monitor the scope and adequacy of our internal auditing program.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that our audited consolidated financial statements for the year ended December 31, 2022 and management’s assessment of the effectiveness of our internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Members of the Audit Committee

Ann D. Rhoads (Chair)

Daniel T. Lemaitre

Stephen T. Zarrilli

Robert Douglas

The above Audit Committee Report does not constitute soliciting material, and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN

In April 2023 our Board approved an amendment to our existing 2021 Equity Incentive Plan (the “2021 Plan”; and such amendment, the “2021 Plan Amendment”), subject to stockholder approval. If approved by our stockholders, the 2021 Plan Amendment will become effective upon such approval.

As of this date, the aggregate number of shares of Class A Common Stock that may be issued or transferred pursuant to awards under the 2021 Plan is the sum of (i) 4,000,000 shares of our Class A Common Stock and (ii) any shares of Class A Common Stock that are available for issuance under the 2012 Plan as of the effective date of the 2021 Plan or that become available for future grants or awards under the 2021 Plan. If approved, the 2021 Plan Amendment would increase the share amount in subclause (i) above by 4,000,000 shares to 8,000,000 shares of Class A Common Stock. The 2021 Plan Amendment would also increase the aggregate number of shares of Class A Common Stock that may be issued or transferred under the 2021 Plan pursuant to incentive stock options under Section 422 of the Code from 4,000,000 to 8,000,000.

The Company awarded options for 2,736,330 shares of our Class A Common Stock in 2022. With the 2021 Plan Amendment, the Board strives to continue promoting the success and enhance the value of the Company by aligning the individual interests of non-employee directors, employees and consultants with those of stockholders. The increase of 4,000,000 shares of Class A Common Stock strengthens the Company’s ability to motivate, attract, and retain non-employee directors, employees, and consultants in a competitive environment.

The material features of the 2021 Plan are summarized below under the heading “Equity Compensation Plans – 2021 Equity Incentive Plan.”

We encourage stockholders to read the full text of the 2021 Plan, as amended by the 2021 Plan Amendment, in its entirety which is set forth on Appendix A to this proxy statement.

New Plan Benefits under the 2021 Plan as Amended

Future benefits under the 2021 Plan as amended as described in this Proposal 2 generally will be granted at the discretion of the Compensation Committee and are therefore not currently determinable.

The table below shows, as to each of the Company’s executive officers named in the Summary Compensation Table of this Proxy Statement and the various indicated individuals and groups, the awards granted between January 1, 2022 and December 31, 2022 under the 2021 Plan. As of March 31, 2023, the closing price of the common stock as reported on NYSE was $56.64 per share.

Name	Title	Stock Options under 2021 Plan (1)	Restricted Stock Units(2)
David C. Paul	Chairman of the Board of Directors and Executive Chairman	$1,521,693	-
David M. Demski	Former Chief Executive Officer and President	$3,043,385	-
Daniel T. Scavilla	Chief Executive Officer and President	$2,447,972	-
Keith Pfeil	Senior Vice President and Chief Financial Officer	$811,569	-

Kelly G. Huller	Senior Vice President, General Counsel and Corporate Secretary	$581,970	-
All current executive officers as a group (4 persons)		$5,363,204	-
All current directors who are not executive officers as a group (6 persons)		$1,826,034	-
All employees, including current officers who are not executive officers, as a group (representing 1,580 persons)		$51,133,676	$1,986,735

(1)Reflects the grant date fair value of the awards, as calculated for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation – Stock Compensation. These values have been determined based on the assumptions set forth in Note 13 to our consolidated financial statements included in our 2021 Annual Report on Form 10-K. See “2022 Outstanding Equity Awards at Fiscal-Year-End” below, for a description of those stock option awards.

(2)The fair value of restricted stock units is estimated using the closing price of the Company’s common stock on the date of grant.

Recommendation of the Globus Medical, Inc. Board of Directors

THE GLOBUS MEDICAL, INC. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GLOBUS MEDICAL, INC. STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

Deloitte & Touche LLP has audited our financial statements since April 2017. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The ratification of our independent registered public accounting firm by our stockholders is not required by law or our bylaws. However, the Audit Committee believes it is good corporate practice to submit the selection of our independent registered public accounting firm to the stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees billed to us for the fiscal year ended December 31, 2022 and 2021 by Deloitte & Touche LLP.

	2022	2021
Audit Fees(1)	$1,370,898	$1,282,649
Audit Related Fees(2)	61,880	1,895
Tax Fees(3)	40,187	13,300
All Other Fees	—	—
Total Fees	$1,472,965	$1,297,844

(1)Audit Fees represent fees and out-of-pocket expenses for professional services provided in connection with the audit of the Company’s consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements. Audit Fees in 2021 included fees for the consent letter provided in connection with the filing of our Form S-8 with the SEC on December 16, 2021.

(2)Audit Related Fees consist of fees for attest and related services that are reasonably related to the performance of the audit or review of the financial statements but not listed as “Audit Fees” and include attest services related to due diligence services and annual subscription to Deloitte & Touche LLP’s online resource library and online document repository. Audit Related Fees in 2022 included fees for other advisory services.

(3)Tax Fees consist of fees related to tax compliance services and consultation services on various domestic and international tax matters including services related to due diligence.

Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee approved all permissible non-audit services provided by the independent registered accounting firms in 2022 and 2021.

Before engaging the Company’s independent registered public accounting firm, management must submit a request for approval to the Audit Committee, which reviews such request and approves or declines to approve it. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the Board of Directors’ appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

PROPOSAL 4

ADVISORY VOTE ON COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS (“Say-on-Pay Vote”)

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the right to approve, on a non-binding, advisory basis, the compensation of our “named executive officers” as disclosed in this Proxy Statement under the heading “Compensation Discussion and Analysis” (“CD&A”) and tabular disclosures of this Proxy Statement. Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors. We have a policy of holding the advisory vote annually. The next advisory vote will occur at our 2024 Annual Meeting.

Our compensation philosophy is centered on our goal of establishing and maintaining an executive compensation program, which applies to all of our named executive officers, that attracts proven, talented leaders who possess the skills and experience necessary to achieve our strategic goals and to create value for our stockholders. Further, our executive compensation program is weighted towards performance-based compensation such that our executive officers will see returns that are correlated to returns realized by our stockholders.

We evaluate and reward our executive officers, generally on an annual basis, based upon the realization of our corporate objectives, including sales, and the individual contributions of each executive officer towards these objectives. Our Compensation Committee considers a variety of objective and subjective performance criteria for setting the compensation levels for each of our executive officers and also considers what it believes to be market standards for compensation paid to similarly-situated executives at other comparable companies. We make decisions about our executive officers’ salary increases and the amount of annual non-equity incentive awards primarily based on company performance, but we also consider individual performance when appropriate.

The compensation packages for our executive officers generally include a base salary, annual non-equity incentive awards, stock option awards and other benefits. In addition, our equity compensation plans provide our named executive officers and all other optionees with acceleration of vesting of stock options upon either a change of control or a termination of employment in connection with a change in control, depending on the specific plan under which the options were granted and if our acquiror does not assume or replace the awards under our equity compensation plans. In limited circumstances, we will provide severance payments to certain of our named executive officers upon their termination of employment.

Our Compensation Committee does not rely strictly on formulaic guidelines for determining the relative mix or levels of cash and equity-based compensation for our executive officers; instead, it maintains a flexible compensation program that allows it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to attain specific strategic and financial goals.

The Compensation Committee has and will continue to take action to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term stockholder value. Our Board of Directors believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and the other narrative executive compensation disclosures in this Proxy Statement coincides with our compensation philosophy.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Effect of Proposal

The above say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding our executive compensation practices. The Board of Directors values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board of Directors will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid or to be paid to our named executive officers as described in the CD&A, the tabular disclosures and the other narrative executive compensation disclosures in this Proxy Statement.

EXECUTIVE OFFICERS

The following individuals served as our executive officers during the year ended December 31, 2022 and their respective ages and positions as of April 1, 2023 were as follows:

Name	Age	Position
David C. Paul	56	Chairman of the Board of Directors and Executive Chairman
Daniel T. Scavilla	58	Director, Chief Executive Officer and President
Keith Pfeil	44	Senior Vice President and Chief Financial Officer
Kelly G. Huller	51	Senior Vice President, General Counsel and Corporate Secretary

David C. Paul has served as Chairman of our Board of Directors since our inception in 2003 and as Executive Chairman since August 2017. His biography is contained in the section of this Proxy Statement entitled “Proposal 1-Election of Directors” above.

Daniel T. Scavilla has served as Globus Medical’s President and Chief Executive Officer since April 2022. He is also on our Board of Directors and is a member of our Nominating and Corporate Governance Committee. His biography is contained in the section titled “Board of Directors” above.

Keith Pfeil has served as our Senior Vice President and Chief Financial Officer since August 2019. Mr. Pfeil joined Globus as Chief Financial Officer in August 2019 after approximately 16 years at CSS Industries, Inc., a publicly traded consumer products company. At CSS, Mr. Pfeil most recently served as the Executive Vice President and Chief Financial Officer. Prior to that role, Mr. Pfeil served in various financial roles of increasing responsibility with focus areas including audit, business development, controllership, financial planning and analysis, investor relations and treasury. Prior to CSS Industries, Mr. Pfeil worked in the transaction advisory practice of Ernst & Young LLP, and prior to that, he worked in the assurance practices of KPMG LLP and Arthur Andersen LLP. Mr. Pfeil holds an Executive Masters of Business Administration from Saint Joseph’s University and a Bachelor of Science in accounting from Elizabethtown College.

Kelly G. Huller has served as our Senior Vice President, General Counsel and Corporate Secretary since December 2018. Ms. Huller began her career at Globus in 2006 as its first in-house counsel, and has since developed its Legal Department to meet the needs of Globus’ rapidly expanding domestic and international business across all of its divisions. Ms. Huller previously served as Globus’ Director, Legal Affairs and Vice President, Associate General Counsel. Prior to joining Globus, Ms. Huller spent many years as a trial attorney at the Philadelphia law firm of Conrad O’Brien representing public and private entities and non-profit organizations in areas of commercial, employment, products liability, and malpractice matters. Ms. Huller also served on the Board of Chester County Futures, a non-profit organization providing comprehensive academic, mentoring and scholarship support for motivated economically disadvantaged youth. Ms. Huller earned her Bachelor of Arts from Pennsylvania State University, and her Juris Doctor degree from Temple University.

COMPENSATION DISCUSSION AND ANALYSIS

The discussion below includes a review of our compensation decisions with respect to 2022 for our “named executive officers,” including our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers. Our named executive officers for 2022 were:

•David C. Paul, who currently serves as our Chairman of the Board of Directors and Executive Chairman;

•David M. Demski, who served as our Chief Executive Officer and President and our principal executive officer until April 2022;

•Daniel T. Scavilla, who currently serves as our Chief Executive Officer and President and is our principal executive officer;

•Keith Pfeil, who currently serves as our Senior Vice President and Chief Financial Officer and is our principal financial officer; and

•Kelly G. Huller, who currently serves as our Senior Vice President, General Counsel and Corporate Secretary.

Compensation Overview

Our business is highly competitive, and competition presents an ongoing challenge to our success. Our ability to compete and succeed in this environment is directly dependent on our ability to recruit, retain and motivate talented and skilled individuals to form our executive team. Our compensation philosophy is centered on our goal of establishing and maintaining an executive compensation program that attracts proven, talented leaders who possess the skills and experience necessary to achieve our strategic goals and to create value for our stockholders. Further, our executive compensation program, which applies to all of our named executive officers, is weighted towards performance-based compensation such that our executive officers will see returns that are correlated to returns realized by our stockholders. The decisions with respect to our executive compensation are subject to the discretion of our Compensation Committee. Our Compensation Committee does not rely strictly on formulaic guidelines for determining the relative mix or levels of cash and equity-based compensation for our executive officers; instead, it maintains a flexible compensation program that allows it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to attain specific strategic and financial goals.

The compensation packages for our executive officers, including our named executive officers, generally include a base salary, annual non-equity incentive compensation, stock option awards and other benefits. In addition, our equity compensation plans provide our executive officers and all other optionees with acceleration of vesting of stock options upon either a change of control or a termination of employment in connection with a change in control, depending on the specific plan under which the options were granted and if our acquiror does not assume or replace the awards under our equity compensation plans. In limited circumstances, we will provide severance payments to certain of our named executive officers upon termination of their employment.

We evaluate and reward our named executive officers, generally on an annual basis, based upon the realization of our corporate objectives, including sales revenue, and the individual contributions of each named executive officer towards these objectives. David Paul, our current Chairman of the Board of Directors and Executive Chairman, made recommendations to the Compensation Committee regarding compensation of our named executive officers for 2023, but our Compensation Committee as a whole is ultimately responsible for establishing and reviewing all compensatory plans and arrangements with respect to our named executive officers, including Mr. Paul. The Compensation Committee may approve the recommendations, make adjustments in their discretion, or seek additional information from the Company or legal counsel before making a final determination with respect to the compensation of any named executive officer, including Mr. Paul. Our Compensation Committee considers a variety of objective and subjective performance criteria for setting compensation levels for each of our named executive officers and also considers what it believes to be market standards for compensation paid to similarly-

situated executives at other comparable companies. We make decisions about our named executive officers’ salary increases and the amount of annual non-equity incentive awards primarily based on company performance, but we also consider individual performance when appropriate. Individual factors we consider in compensation determinations include an executive’s skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance, and the sufficiency of total compensation potential and structure to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

Our current executive compensation program is based in part upon input provided to the Compensation Committee by an independent compensation consultant, Radford, in 2017. The Compensation Committee evaluated the independence of Radford in 2017 and concluded that its work for the Compensation Committee did not raise any conflict of interest at that time.

A key factor in determining levels and types of compensation of our named executive officers is the pay practices of our peer group, which consists of publicly-traded medical device companies that our Compensation Committee believes are the most comparable to our Company. The peer group typically changes from time to time due to industry consolidation, new market entrants, and other factors.

Based on recommendations from Radford in 2017, our peer group for 2023 will consist of the following companies:

Abiomed	Orthofix	Cantel Medical
Haemonetics	ICU Medical	Insulet
Integra LifeSciences	Natus Medical	Masimo
Nevro	NuVasive	CONMED
Penumbra		Integer Holdings (formerly Greatbatch)

Tax Considerations

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (“Tax Reform Act”) was enacted. Prior to the Tax Reform Act, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallowed a tax deduction for compensation over one million dollars paid to our executive officers who are “covered employees” under this rule. Performance-based compensation was exempt from this deduction limitation if specified requirements set forth in the Code and applicable Treasury Regulations were met. Beginning in calendar year 2018, the Tax Reform Act eliminated the performance-based compensation exception to the deductibility limitation under Section 162(m), other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017. To the extent determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. The Compensation Committee did not make any changes to the executive compensation program as a result of the Tax Reform Act.

Our Compensation Committee does not believe that we have compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on our company.

Say-On-Pay Consideration

At our 2022 annual meeting of stockholders, we conducted a stockholder advisory vote on executive compensation (the “say-on-pay vote”) and over 95% of the votes cast were voted in favor of our executive compensation. The Compensation Committee believes this result evidences stockholder support for our executive compensation decisions and policies, and as such, the Compensation Committee did not implement any changes as a result of this vote. In a separate advisory vote at the 2019 annual meeting of stockholders, our stockholders voted to hold the say-on-pay vote annually. The Compensation Committee will consider the results of future say-on-pay votes when making executive compensation decisions and policies.

Key Elements of Our Compensation Program for 2022

We generally pay executive compensation through a combination of base salary, annual non-equity incentive compensation, long-term equity incentives in the form of stock options, and benefits. We do not use specific formulas or weightings in determining the allocation of the various compensation elements. Instead, compensation for each of our executives has been designed to provide a combination of fixed and at-risk compensation that is tied to achievement of our short-term and long-term objectives. We believe that this approach achieves the primary objectives of our compensation program, which are to recruit, retain and properly motivate our executives. The Compensation Committee retains the discretion to increase or decrease the actual amount of any executive officer’s annual non-equity incentive compensation based on his or her individual performance during the year.

In 2022, we compensated our named executive officers through a combination of base salary, annual non-equity incentive compensation, long-term equity incentives in the form of stock options, and benefits that included health, vision and dental insurance, paid time-off, life insurance, short-term and long-term disability insurance, 401(k) plan with Company matching contributions, relocation assistance, gym membership reimbursement, and car allowance. We believe the forms and mix of compensation provided to our named executive officers in 2022 appropriately reward performance, as the non-equity incentive plan compensation is tied to our Company performance as well as individual performance, and help to align the interests of our named executive officers with those of our stockholders, particularly through the grants of annual equity incentives.

In consideration of the ongoing effects of the COVID-19 pandemic, Mr. Paul chose not to receive a base salary, car allowance, and non-equity incentive compensation in 2021. Other than his election not to receive a base salary, car allowance and non-equity incentive compensation, Mr. Paul received compensation pursuant to the other programs described in this section and as stated in the summary compensation table below. In 2022, Mr. Paul received a base salary and non-equity incentive compensation.

Base Salary. Base salaries for all of our employees are determined by position, taking into consideration the scope of job responsibilities and competitive market compensation paid by other companies for similar positions. Base salaries are also driven by market competition to attract and retain high quality professionals. Our overall approach to setting base salaries is to create and sustain long-term stockholder value by balancing our need to retain high-quality professionals while appropriately managing our general and administrative expenses.

The Compensation Committee approved merit increases to the 2022 base salaries for our named executive officers of approximately 3.0% over each such named executive officer’s 2021 base salary, other than for Mr. Paul and Mr. Pfeil. As discussed above, Mr. Paul did not receive a base salary in 2021 and as a result, received a merit increase to his base salary in 2022 at an amount 3.0% greater than what his 2021 salary would have been had he taken such salary. Mr. Pfeil received a merit increase of approximately 15% over his 2021 base salary for performance reasons.

Annual Non-Equity Incentive Compensation. In 2022, all of our named executive officers participated in our annual non-equity incentive program pursuant to which they were eligible to earn cash payments (which were paid in February 2023). The target amount of the cash payment for each named executive officer was determined by the Compensation Committee on an individual basis using historical compensation amounts and the committee’s determination of competitive factors. These amounts are set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – Target” column of the 2022 Grants of Plan-Based Awards table below. Payment above or below the target amounts was dependent on the degree to which the Company exceeded or fell short of a 2022 revenue goal of $1,050 million set by the committee. The Compensation Committee determined that for each named executive officer, achievement of 75% or less of goal revenue would result in non-equity incentive compensation of zero dollars, achievement of 90% of goal revenue would result in non-equity incentive compensation equal to 75% of target non-equity incentive compensation, achievement of 97.5% of goal revenue would result in non-equity incentive compensation equal to 100% of target non-equity incentive compensation, achievement of 100% of goal revenue would result in non-equity incentive compensation equal to

110% of target non-equity incentive compensation, and achievement of 110% of goal revenue would result in non-equity incentive compensation of 145% of the target non-equity incentive compensation. Achievement of revenue (excluding the impact of acquisitions that closed in the fiscal year) between the specified revenue goals would result in non-equity incentive compensation payments based on interpolation between the specified target payout amounts. After determining the amount of non-equity incentive compensation payable based on achievement of the specified revenue goals, the Compensation Committee may, in its discretion, adjust the final awards payable to each executive on an individual basis based on the committee’s evaluation of each executive’s individual performance during the year.

In 2022, we ultimately achieved worldwide sales revenues of $1,022.8 million, which was 97.4% of our revenue goal. Based on this performance, the Compensation Committee determined the default non-equity incentive award would be calculated at a rate of 100% of the applicable target amounts, which the committee reserved its right to adjust in its discretion as described above. The Compensation Committee decided to calculate Mr. Scavilla’s award at a rate of 110% of his full new target amount as Chief Executive Officer without proration. The Compensation Committee awarded Mr. Scavilla at this rate in consideration of his exceptional performance and leadership in transitioning to Chief Executive Officer and replacing a longstanding executive serving in that role.

Equity Incentive Compensation. The Compensation Committee believes that stock option awards are an important and useful long-term component of our overall compensation program. Stock options generally expire after ten years and vest ratably over four years. If an officer dies or becomes disabled, unexercised stock options generally are forfeited within one year. If an officer otherwise leaves our employ for any reason other than for cause, unexercised stock options generally are forfeited three months after termination of employment. If an officer’s employment is terminated for cause, unexercised stock options are typically forfeited upon termination of employment.

In 2022, all of our named executive officers received options to purchase shares of our common stock as set forth in the “Number of Securities Underlying Options” column of the 2022 Grants of Plan-Based Awards table below. The number of options awarded each named executive officer generally was aligned with the committee’s historical practice. See “2022 Outstanding Equity Awards at Fiscal Year-End” below, for a description of those stock option awards. All equity awards to our named executive officers were granted at no less than the fair market value of our common stock at the time of the grants, as determined by our Board of Directors.

Employee Benefits and Perquisites. Each named executive officer receives the same company-wide benefits as are generally available to all other salaried employees, such as short- and long-term disability insurance, basic life insurance and eligibility for supplemental health and life insurance, access to flexible health care reimbursement accounts and 401(k) matching. Additionally, our named executive officers are entitled to a vehicle allowance.

Summary Compensation Table

The following table sets forth certain compensation information for our named executive officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
David C. Paul, Chairman of the Board of Directors and Executive Chairman	2022	427,870	16,573	1,521,693	623,171	23,542	2,612,849
	2021	-(6)	-	1,941,634	-(6)	23,572	1,965,206
	2020	403,309	530,000	1,454,925	-	31,767	2,420,001
David M. Demski, Chief Executive Officer and President (until April 2022)	2022	513,446(7)	30,038	3,043,385(8)	1,129,498(7)	20,914	4,737,281
	2021	498,490	-	3,397,855	1,159,536	32,711	5,088,592
	2020	483,972	960,000	2,546,119	-	36,886	4,026,977
Daniel T. Scavilla, Chief Executive Officer and President	2022	437,064	194,117	2,447,972	705,883	33,282	3,818,318
	2021	395,602	-	970,815	537,600	31,972	1,935,989
	2020	384,080	448,000	1,163,940	-	32,367	2,028,387
Keith Pfeil, Senior Vice President and Chief Financial Officer	2022	402,612	6,217	811,569	233,783	33,282	1,487,463
	2021	350,097	-	776,652	240,000	33,311	1,400,060
	2020	339,900	200,000	581,970	-	79,971	1,201,841
Kelly G. Huller, Senior Vice President, General Counsel and Corporate Secretary	2022	334,184	4,974	608,677	187,026	17,056	1,151,917
	2021	324,450	-	582,489	192,000	26,566	1,125,505
	2020	315,000	160,000	581,970	-	29,265	1,086,235

(1)Reflects the base salary earned during the fiscal year covered.

(2)Reflects payment of bonus awards that have historically been paid as non-equity incentive awards, but are considered bonus payments for 2020. For 2022, reflects the amount awarded by the Compensation Committee in excess of what the executive was entitled to pursuant to the non-equity incentive compensation plan.

(3)Reflects the grant date fair value for each named executive officer’s stock option awards, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Stock Compensation. These values have been determined based on the assumptions set forth in Note 13 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K. See “2022 Outstanding Equity Awards at Fiscal-Year-End” below, for a description of those stock option awards.

(4)Reflects cash amounts earned pursuant to our annual non-equity incentive plan for the fiscal year covered. All such cash payouts earned under this plan in a given year were paid in the following year. For 2022, reflects cash amount earned pursuant to the annual non-equity incentive plan in accordance with achieving 97.4% of the goal revenue.

(5)Amounts for 2022 include participation in our group health insurance benefits, Company 401(k) plan matching contributions, vehicle allowance, YMCA membership reimbursement, and life and disability insurance premiums. The compensation amounts for our group health insurance benefits in 2022 were $17,176 for Messrs. Scavilla and Pfeil, $15,837 for Mr. Paul, $10,020 for Mr. Demski, and $951 for Ms. Huller.

(6)Mr. Paul did not receive a base salary or non-equity incentive compensation in 2021, as discussed above.

(7)Reflects base salary earned during the fiscal year and severance payments made to Mr. Demski pursuant to his employment agreement in connection with his resignation. Pursuant to the terms of his employment agreement, Mr. Demski was also entitled to receive the full amount of his non-equity cash incentive award he would have received.

(8)This award was forfeited upon Mr. Demski’s resignation.

2022 Grants of Plan-Based Awards

The table below sets forth information with respect to awards granted to the named executive officers under our annual non-equity incentive compensation plan and the 2021 Equity Incentive Plan (the “2021 Plan”) in 2022, which constitute all of the plan-based awards granted to our named executive officers in 2022.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Number of Securities Underlying Options (#)	Per-Share Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards(2) ($)
		Threshold ($)	Target(1) ($)	Maximum ($)
David C. Paul	January 27, 2022	-	639,744	927,628	75,000	63.68	1,521,693
David M. Demski	January 27, 2022	-	1,159,536(3)	1,401,106(3)	150,000(4)	63.68	3,043,385(4)
Daniel T. Scavilla	January 27, 2022	-	724,654(5)	1,050,749(5)	40,000	63.68	811,569
	April 21, 2022				60,000	79.00	1,636,403
Keith Pfeil	January 27, 2022	-	240,000	348,000	40,000	63.68	811,569
Kelly Huller	January 27, 2022	-	211,200	278,400	30,000	63.68	608,677

(1)These payouts represent the amount payable upon achievement of 97.5% of the revenue goal under the non-equity incentive compensation plan, and are listed because they are the base amounts on which the Compensation Committee determines final payouts. Upon achievement of 100% of the revenue goal, each named executive officer would receive a payout of 110% of the target amounts listed.

(2)Reflects the grant date fair value for each named executive officer’s stock option awards, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Stock Compensation. These values have been determined based on the assumptions set forth in Note 13 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K. See “Outstanding Equity Awards as of December 31, 2022” below, for a description of those stock option awards.

(3)Per the terms of his employment agreement, Mr. Demski was entitled to receive the full amount of his non-equity cash incentive award he would have received.

(4)This award was forfeited upon Mr. Demski’s resignation.

(5)These amounts are pro-rated to reflect Mr. Scavilla’s target bonus amounts for four months serving as Chief Commercial Officer and eight months serving as Chief Executive Officer.

2022 Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding equity awards held by our named executive officers as of December 31, 2022:

	Option Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David C. Paul (1)	26,042	-	24.10	1/20/2025
David C. Paul (2)	34,375	-	25.52	1/25/2026
David C. Paul (3)	106,250	-	26.27	1/30/2027
David C. Paul (4)	100,000	-	43.77	1/22/2028
David C. Paul (5)	97,917	2,083	43.58	1/22/2029
David C. Paul (6)	72,917	27,083	53.27	1/22/2030
David C. Paul (7)	47,917	52,083	65.05	1/14/2031
David C. Paul (8)	-	75,000	63.68	1/27/2032
Daniel T. Scavilla (3)	30,000	-	26.27	1/30/2027
Daniel T. Scavilla (4)	80,000	-	43.77	1/22/2028
Daniel T. Scavilla (5)	78,333	1,667	43.58	1/22/2029
Daniel T. Scavilla (6)	58,333	21,667	53.27	1/22/2030
Daniel T. Scavilla (7)	23,958	26,042	65.05	1/14/2031
Daniel T. Scavilla (8)	-	40,000	63.68	1/27/2032
Daniel T. Scavilla (9)	-	60,000	79.00	4/21/2032
Keith Pfeil (10)	13,333	6,667	49.65	9/3/2029
Keith Pfeil (6)	13,334	10,833	53.27	1/22/2030
Keith Pfeil (7)	19,167	20,833	65.05	1/14/2031
Keith Pfeil (8)	-	40,000	63.68	1/27/2032
Kelly G. Huller(11)	7,500	-	24.90	3/4/2024
Kelly G. Huller(1)	7,500	-	25.80	4/1/2025
Kelly G. Huller(2)	7,500	-	24.21	2/2/2026
Kelly G. Huller(3)	7,500	-	25.96	2/2/2027
Kelly G. Huller(4)	10,000	-	45.64	2/2/2028
Kelly G. Huller(5)	39,167	833	43.58	1/22/2029
Kelly G. Huller(12)	9,583	417	46.41	2/27/2029
Kelly G. Huller (6)	29,167	10,833	53.27	1/22/2030
Kelly G. Huller (7)	14,375	15,625	65.05	1/14/2031
Kelly G. Huller (8)	-	30,000	63.68	1/27/2032

(1)These options were granted in 2015. All remaining unexercised stock options from 2015 became exercisable during 2019.

(2)These options were granted in 2016. All remaining unexercised stock options from 2016 became exercisable during 2020.

(3)These options were granted in 2017. All remaining unexercised stock options from 2017 became exercisable during 2021.

(4)These options were granted in 2018. All remaining unexercised stock options from 2017 became exercisable during 2022.

(5)These options were granted on January 22, 2019, and vest over a four-year period with one-fourth (1/4) of the options granted vesting on January 1, 2020, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

(6)These options were granted on January 22, 2020, and vest over a four-year period with one-fourth (1/4) of the options granted vesting on January 1, 2021, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

(7)These options were granted on January 14, 2021, and vest over a four-year period with one-fourth (1/4) of the options granted vesting on January 1, 2022, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

(8)These options were granted on January 27, 2022, and vest over a four-year period with one-fourth (1/4) of the options granted vesting on January 1, 2023, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

(9)These options were granted on April 21, 2022, and vest over a four-year period with one-fourth (1/4) of the options granted vesting on April 21, 2023, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

(10)These options were granted on September 3, 2019, and vest over a four-year period with one-fourth (1/4) of the options granted vesting on August 19, 2019, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

(11)These options were granted in 2014. All remaining unexercised stock options from 2014 became exercisable during 2018.

(12)These options were granted on February 27, 2019, and vest over a four-year period with one-fourth (1/4) of the options granted vesting on February 27, 2020, the first anniversary of the vesting commencement date, and the balance of the options granted vesting ratably on a monthly basis over the following 36 months.

2022 Option Exercises Table

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)
David M. Demski	154,166	3,285,533
Kelly G. Huller	10,000	624,350
Daniel T. Scavilla	-	-
David C. Paul	-	-
Keith Pfeil	-	-

Equity Compensation Plans

The following description of each of our equity compensation plans is qualified by reference to the full text of those plans. Our 2012 Plan was filed with the SEC as exhibits to Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333-180426), filed on May 8, 2012. Our 2021 Equity Incentive Plan was filed with the SEC as Exhibit 10.1 on Form 8-K filed on June 4, 2021 and the amended 2021 Equity Incentive Plan was filed with the SEC as Exhibit 10.1 on Form 8-K filed on June 3, 2022. Our equity compensation plans are designed to continue to give our company flexibility to make a wide variety of equity awards to reflect what the Compensation Committee believes at the time of such award will best motivate and reward our employees, directors, consultants, and other service providers.

2012 Equity Incentive Plan

The 2012 Plan was adopted by our Board of Directors in March 2012, and approved by our stockholders in June 2012. The 2012 Plan terminated pursuant to its terms in 2022. Following the effectiveness of our 2021 Equity Incentive Plan, we have not issued any additional awards under the 2012 Plan; however, all awards previously granted under the 2012 Plan remain outstanding and are administered by our Board of Directors under the terms and conditions of the 2012 Plan. As of March 31, 2023, options to purchase 7,129,256 shares of our Class A common stock and 7,728 Restricted Stock Units were outstanding under the 2012 Plan.

The 2012 Plan provides for the grant of “incentive stock options,” as defined in Section 422 of the Code to employees, and for the grant of non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, stock payments and performance awards, including performance stock units and cash awards, to employees, consultants and non-employee directors.

In the event of a merger or consolidation, the sale or exchange of all of our common stock, the sale, transfer or disposition of all or substantially all of our assets, or our liquidation or dissolution, or a “change in control” (as defined in the 2012 Plan), the administrator may take one or more of the following actions with respect to outstanding awards, as appropriate:

•provide for the assumption or substitution of the awards;

•cancel the award if no amount would have been attained upon exercise of the award or realization of the participant’s rights;

•accelerate the awards in whole or in part;

•cash out the awards;

•make adjustments in the number and kind of shares subject to outstanding awards;

•convert the awards into the right to receive liquidation proceeds;

•provide that the award cannot vest, be exercised or become payable after such event; or

•any combination of the above.

In the event of a corporate transaction where the acquiror does not assume or replace options granted under the 2012 Plan, such outstanding options will become fully vested and exercisable immediately prior to, and will terminate upon, the consummation of the corporate transaction.

2021 Equity Incentive Plan

Purpose

The purpose of the 2021 Plan is to attract and retain employees, non-employee directors and consultants, and advisors. The 2021 Plan is intended to promote the success and enhance the value of the Company by providing an incentive to participants for outstanding performance to align the economic interests of participants with those of our stockholders. As of March 31, 2023, options to purchase 4,170,791 shares of our Class A common stock and 55,948 Restricted Stock Units were outstanding under the 2021 Plan and there were 1,526,833 shares of our Class A common stock available for grant under the 2021 Plan.

Type of Awards

The 2021 Plan provides for the issuance of stock options (including non-statutory stock options and incentive stock options), SARs, restricted stock, restricted stock units (referred to as “RSUs”), stock bonuses and other stock-based awards to officers, employees, non-employee directors, advisors and consultants of Globus Medical, Inc. or any of its subsidiaries.

Administration

The 2021 Plan will be administered by the Compensation Committee of our Board, and the Compensation Committee will determine all of the terms and conditions applicable to awards under the 2021 Plan. Our Compensation Committee will also determine who will receive awards under the 2021 Plan and the number of shares of Class A Common Stock that will be subject to awards, except that awards to members of our Board must be authorized by a majority of our Board. Our Board or Compensation Committee may delegate to one or more subcommittees or one or more officers of the Company authority to grant or amend awards under the 2021 Plan. Awards to any individual who is subject to Section 16 of the Exchange Act will be approved by a subcommittee consisting solely of independent directors. Our Compensation Committee, our Board, any subcommittee or any officer, as applicable, that has authority with respect to a specific award will be referred to as “the committee” in this description of the 2021 Plan.

Shares Subject to the Plan

Subject to adjustment, the aggregate number of shares of Class A Common Stock that may be issued or transferred pursuant to awards under the 2021 Plan is the sum of (i) 4,000,000 shares of our Class A Common Stock and (ii) any shares of Class A Common Stock that are available for issuance under the 2012 Plan as of the effective date of the 2021 Plan or that become available for future grants of awards under the 2021 Plan as described below. Should Proposal 2 be adopted, the number of shares of Class A Common Stock under subclause (i) above will be increased to 8,000,000.

If any award under the 2021 Plan or the 2012 Plan is forfeited, terminates, expires or lapses for any reason, or is settled for cash without delivery of shares of Class A Common Stock, the shares of our Class A Common Stock subject to such awards under the 2021 Plan or the 2012 Plan will again be, or will become, available for awards under the 2021 Plan. Any shares of Class A Common Stock that are tendered or withheld to satisfy the grant or exercise price or tax withholding obligation in connection with all or a portion of an award under the 2021 Plan or the 2012 Plan will again be, or will become, available for award under the 2021 Plan. Any shares subject to a SAR that are not issued in connection with the exercise of a SAR will again be available for award under the 2021 Plan. Any shares of Class A Common Stock repurchased by the Company or otherwise returned to the Company under the 2021 Plan or the 2012 Plan will again be, or will become, available for award under the 2021 Plan.

Awards granted under the 2021 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, shall not reduce the number of shares authorized for award under the 2021 Plan. Additionally, in the event that a company acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for award pursuant to the terms of such pre-existing plan (as adjusted) may be used for awards under the 2021 Plan and will not reduce the shares of Class A Common Stock authorized for award under the 2021 Plan, subject to certain limitations as set forth in the 2021 Plan.

Adjustments

In the event of any stock dividend, stock split, subdivision, combination or exchange of shares, merger, consolidation, distribution (other than normal cash dividends) of Company assets to stockholders, reclassification, recapitalization, or any other change affecting the Company’s Class A Common Stock or the share price of the Company’s Class A Common Stock, the committee will make adjustments as it deems appropriate to the following: the aggregate number and kind of shares that may be issued under the 2021 Plan; the number and kind of shares (or other securities or property) subject to outstanding awards; the terms and conditions of any outstanding awards, including, without limitation, any applicable performance targets or criteria; and the award or exercise price per share for any outstanding awards under the 2021 Plan.

Eligibility and Vesting

All of our employees are eligible to receive awards under the 2021 Plan. In addition, our non-employee directors and key advisors who perform services for us may receive awards under the 2021 Plan. The committee determines the vesting terms and conditions to exercise of awards granted under the 2021 Plan. As of March 31, 2023, 2,204 employees and 6 non-employee directors were eligible to receive awards under the 2021 Plan. Advisors and consultants were eligible to receive awards under the 2021 Plan, but historically grants to advisors or consultants has occurred on a limited basis. As of December 31, 2022, 1,951 employees, 6 non-employee directors, and 6 consultants and advisors held awards under the 2021 Plan.

Minimum Vesting.

Awards granted under the 2021 Plan may not vest earlier than the first anniversary of the date of grant. This vesting limitation does not apply to (i) awards granted under the 2021 Plan in connection with the assumption of, or in substitution for, equity awards that were previously granted by another entity in connection with a corporate transaction, (ii) awards to non-employee directors that vest on the earlier of the first anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) awards granted under the 2021 Plan representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance. The committee has the authority to accelerate the vesting of awards in the event of the participant’s death or disability, or the occurrence of a change of control.

Options

Under our 2021 Plan, the committee will determine the exercise price of the options granted and may grant options to purchase shares of our Class A Common Stock in such amounts as it determines. The committee will also determine the vesting terms of options, which may be based on service with the Company, specified performance criteria or a combination of both. The committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), or non-qualified stock options, which are not intended to so qualify. Incentive stock options may only be granted to our employees. Anyone eligible to participate in the 2021 Plan may receive an award of non-qualified stock options. The exercise price of a stock option granted under the 2021 Plan cannot be less than the fair market value of a share of our Class A Common Stock on the date the option is granted. If an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of our stock, the exercise price cannot be less than 110% of the fair market value of a share of our Class A Common Stock on the date the option is granted. The aggregate number of shares of Class A Common Stock that may be issued or transferred under the 2021 Plan pursuant to incentive stock options under Section 422 of the Code may not exceed 4,000,000 shares of Class A Common Stock outstanding on the effective date of the 2021 Plan. Should Proposal 2 be adopted, such aggregate number of shares of Class A Common Stock that may be issued or transferred under the 2021 Plan pursuant to incentive stock options under Section 422 of the Code may not exceed 8,000,000.

The exercise price for any option is generally payable in cash or check. In certain circumstances as permitted by the committee, the exercise price may be paid by (i) the surrender of shares of our Class A Common Stock with an aggregate fair market value, on the date the option is exercised, equal to the exercise price; (ii) delivery of a written or electronic notice that a market sell order was placed with a broker with respect to shares of Class A Common Stock issuable upon exercise or vesting of an award, and that the broker was directed to pay net proceeds of the sale to the Company in satisfaction of the aggregate payments required; (iii) other form of legal consideration acceptable to the committee; or (iv) any combination of the foregoing.

The term of an option cannot exceed ten years from the date of grant, except that if an incentive stock option is granted to a 10% stockholder of the total combined voting power of all classes of our stock, the term cannot exceed five years from the date of grant. Except as provided in the award agreement, an option may only be exercised while a participant is providing service to us. The committee will determine in the award agreement under what circumstances and during what periods a participant may exercise an option after termination of service.

Restricted Stock

Under the 2021 Plan, the committee may grant restricted stock awards. A restricted stock award is an award of our Class A Common Stock that may be subject to restrictions as the committee determines. The restrictions, if any, may lapse over a specified period of service, based on specified performance criteria or other criteria as the committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock award, a participant will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested restricted stock awards are forfeited if the participant’s service is terminated for any reason, unless the committee determines otherwise. Except as otherwise determined by the committee, upon a participant’s termination from service with the Company, the Company has the right to repurchase unvested shares of restricted stock at a cash price per share equal to the price paid by the participant, if any.

Restricted Stock Units

Under the 2021 Plan, the committee may grant RSUs to anyone eligible to participate in the 2021 Plan. RSUs represent hypothetical shares of our Class A Common Stock. RSUs become payable on terms and conditions determined by the committee, including specified performance goals, and will be payable in cash, shares of Class A Common Stock, or a combination thereof, as determined by the committee. All unvested RSUs are forfeited if the participant’s service is terminated for any reason, unless the committee determines otherwise.

Performance Awards

Under the 2021 Plan, the committee may grant performance awards to anyone eligible to participate in the 2021 Plan. Performance awards may be in the form of performance stock units or awards of cash bonuses or other cash awards as determined by the committee. Performance awards become payable on terms and conditions determined by the committee, including specified performance goals, and will be payable in cash, shares of Class A Common Stock, or a combination thereof, as determined by the committee. All performance awards are forfeited if the participant’s service is terminated for any reason, unless the committee determines otherwise.

The committee may select as the performance measure for a performance cycle any performance goals that it may consider appropriate for the award, which may include, but may not be limited to, one or a combination of the following performance measures, as interpreted by the committee, which measures (to the extent applicable) will be determined in accordance with U.S. generally accepted accounting principles relating to the company and/or its affiliates: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings (including but not limited to EBITDA or adjusted EBITDA); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) operating or other costs and expenses; (xiv) funds from operations; (xv) improvements in expense levels; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of common stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) comparisons with various stock market indices; (xxv) capital raised in financing transactions or other financing milestones; (xxvi) stockholders’ equity; (xxvii) market recognition (including but not limited to awards and analyst ratings); (xxviii) financial ratios; (xxix) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; and (xxx) other similar criteria as determined by the committee. The performance measures may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The committee may also grant performance awards that are based on measures other than those set forth above.

In determining the level of attainment of each applicable performance measure, the committee may, in its discretion, make objectively determinable adjustments to one or more of the performance measures, including but not limited to (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense that are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, ongoing business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items relating to any other unusual or non-recurring events or changes in applicable laws, accounting principles or business conditions; or (xx) any such other items as determined by the committee.

Stock Appreciation Rights

Under the 2021 Plan, the committee may grant SARs. At the time the SAR is granted, the committee will establish the exercise price of the SAR, which will be equal to or greater than the fair market value of a share of our Class A Common Stock as of the date of grant.

Generally, SARs may only be exercised while the participant is providing services to us. When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying Class A Common Stock over the exercise price of the SAR. The appreciation of a SAR will be paid in shares of our Class A Common Stock, cash or both. The term of a SAR cannot exceed ten years from the date of grant.

Generally, any portion of the SAR that is not exercisable as of the participant’s termination from service will be forfeited, unless the committee determines otherwise.

Other Stock-Based Payments

Under the 2021 Plan, the committee may grant other types of stock payments that are based on, or measured by, our Class A Common Stock, and granted to anyone eligible to participate in the 2021 Plan. The committee will determine the terms and conditions of such awards. Other stock-based payments may be payable in cash, shares of our Class A Common Stock or a combination of the two, as determined by the committee.

Change of Control and Other Corporate Events

In the event of any unusual or non-recurring transactions or events affecting the Company, any subsidiary of the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable law or accounting principles, including, without limitation, a change of control, the committee has the authority to do one or more of the following:

•terminate any award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such award;

•replace any award with other rights or property having an aggregate value not exceeding the amount that could have been attained upon the exercise of such award;

•cause the award to be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or to cause the award to be substituted with a similar award covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof;

•make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and to other terms and conditions of such awards;

•accelerate the vesting of or remove any restrictions governing any outstanding award; and

•provide that an award cannot vest, be exercised or become payable after such event.

In the event any successor corporation in a change of control fails for any reason to assume or substitute for an award, then such award will become fully vested and, if applicable, exercisable, and all forfeiture restrictions on such award will lapse as of immediately prior to such change of control, and such award will terminate if not exercised (if applicable).

In general terms, a change of control under the 2021 Plan occurs if:

•a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then-outstanding voting securities;

•the Company consummates (i) a merger, consolidation, reorganization, or business combination, (ii) a sale or other disposition of all or substantially all of the Company’s assets or (iii) an acquisition of assets or stock of another entity unless the Company’s outstanding voting shares continue to represent at least a majority of the combined voting power of the successor entity and the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•a majority of the members of our Board are replaced during any two-year period by directors whose appointment or election is not endorsed by a majority of the incumbent directors; or

•we consummate a complete liquidation or dissolution.

Withholding

All awards under the 2021 Plan are subject to applicable U.S. federal (including FICA), state and local, foreign or other tax withholding requirements. We may require participants or other persons receiving awards or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, or we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such award.

The committee may permit or require that our tax withholding obligation with respect to awards paid in our Class A Common Stock be paid by having shares withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for U.S. federal (including FICA), state and local tax liabilities, or as otherwise determined by the committee. In addition, the committee may, in its discretion, and subject to such rules as the committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular award.

Transferability

Unless otherwise determined by the committee, an award under the 2021 Plan may not be transferred except by will or the laws of descent and distribution or, with respect to awards other than incentive stock options, pursuant to a domestic relations order. Only a participant may exercise rights under an award during the participant’s lifetime. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. RSUs, stock awards and other stock payments may not be transferred so long as the shares are subject to forfeiture restrictions without the written consent of an authorized representative of the Company. The committee may provide in an award agreement that a participant may transfer awards, other than incentive stock options, to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.

Amendment; Termination

Our Board or the committee may amend or terminate our 2021 Plan at any time, except that our stockholders must approve an amendment if such approval is required in order to comply with the Code, applicable laws or applicable stock exchange requirements. Unless terminated sooner by our Board or the committee or extended with stockholder approval, no awards may be granted or awarded under the 2021 Plan during any period of suspension or after termination of the 2021 Plan, and in no event may any award be granted under the 2021 Plan after the tenth anniversary of the effective date of the 2021 Plan.

The Board or the committee may, without stockholder approval, amend an award to reduce the exercise price below the per-share exercise price as of the date the award is granted and grant an award in exchange for, or in connection with, the cancellation or surrender of an award having a higher per-share exercise price.

Establishment of Sub-Plans

Our Board may, from time to time, establish one or more sub-plans under the 2021 Plan to satisfy applicable blue sky, securities or tax laws of various jurisdictions.

Clawback

Subject to applicable law, the committee may provide in an award agreement or otherwise that the participant must pay to the Company any proceeds, gains or other economic benefit actually or constructively received by the participant in respect to any award (or the receipt or resale of any shares underlying an award) and that the award will terminate and any unexercised portion of the award (whether or not vested) shall be forfeited if (i) the participant terminates from service with the Company prior to a specified date, or within a specified period following receipt or exercise of the award; (ii) the participant engages in any activity in competition with the Company, or which is harmful to the Company, as determined by the committee; or (iii) the participant terminates from service due to misconduct.

The committee may also provide an award agreement or otherwise that all awards (including any proceeds, gains or other economic benefit actually or constructively received in respect thereof) will be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Certain U.S. Federal Income Tax Aspects

The following is a summary of certain U.S. federal income tax consequences of awards under the 2021 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted, and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.

Stock Awards

A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Stock Units

In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Other Awards

With respect to other stock-based awards granted under the 2021 Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Impact of Section 409A

Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2021 Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

Section 162(m) of the Code

Prior to 2018, Section 162(m) of the Code imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that met the Code requirements for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders, including stock options).

The performance-based compensation exemption and the exemption of the chief financial officer from Section 162(m)’s deduction limit have been repealed, among other changes, effective for taxable years beginning after December 31, 2017, such that awards paid to our covered executive officers (including our chief executive officer) in excess of $1 million will not be deductible in future years, unless they qualify for transition relief applicable to certain arrangements that were in effect as of November 2, 2017 and are not materially modified thereafter.

As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.

Equity Compensation Plan Information

The following table sets forth certain information relating to the Company’s equity compensation plans as of December 31, 2022. Each number of securities reflected in the table is a reference to shares of our Class A common stock.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders	10,397,948	(1)	$51.86	2,560,289	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	10,397,948			2,560,289

(1)Consists of shares subject to outstanding options under our 2012 Plan and our 2021 Plan. No future issuances will be made from our 2012 Plan.

(2)Consists of 2,560,289 shares available for future issuance under our 2021 Plan. This amount does not include the additional 4,000,000 shares that would become available if Proposal 2 described above is approved.

Tax withholding

We may require participants to discharge applicable withholding tax obligations with respect to any award granted to the participant. The administrator may in its discretion allow a holder to meet any such withholding tax obligations by electing to have us withhold shares of common stock otherwise issuable under any award (or allow the return of shares of common stock) having a fair market value equal to the sums required to be withheld.

Employment Agreements

Mr. Paul is not party to an employment agreement with the Company. A description of employment agreements with Messrs. Scavilla, Demski, and Pfeil and Ms. Huller is set forth below.

Mr. Scavilla’s Employment Agreement

On May 3, 2016, we entered into an executive employment agreement with Mr. Scavilla, our current President and Chief Executive Officer and then Senior Vice President and Chief Financial Officer. Mr. Scavilla’s employment is “at will,” meaning that his employment may be terminated by either party for any or no reason at any time. The agreement provides for a monthly car allowance. Mr. Scavilla is eligible to earn a salary and also a non-equity cash incentive award by meeting certain company and individual performance targets. Both the base salary and non-equity incentive award are subject to adjustment from time to time in the sole discretion of the Company.

Mr. Scavilla is entitled to receive his base salary for 12 months and continued coverage under the Company’s group health, dental and vision plans for a period of 12 months in the event we terminate his employment without cause or in connection with a change of control or if he resigned for good reason. All severance payments are conditioned on Mr. Scavilla signing a general release of claims against the Company. Under Mr. Scavilla’s employment agreement, “good reason” is defined as (i) a materially adverse change or material diminution in the office, title, duties, powers, authority or responsibilities of Mr. Scavilla, (ii) our failure to pay his base salary or a bonus that has become due and payable, (iii) a material reduction in his base salary, (iv) a relocation of Mr. Scavilla’s principal worksite of more than 25 miles unless such relocation reduces his commute to such worksite, or (v) a material breach of the employment agreement by the Company; provided in each case that the Company did not correct such reason during a specified cure period.

Mr. Demski’s Employment Agreement

On September 14, 2015, we entered into an executive employment agreement with Mr. Demski, our former Chief Executive Officer and then President, Emerging Technologies. Mr. Demski’s employment was “at will,” meaning that his employment may be terminated by either party for any or no reason at any time. The agreement provided for a 2015 base salary of $347,898 and a monthly car allowance. Mr. Demski was also eligible to earn a non-equity cash incentive award by meeting certain company and individual performance targets. Both the base salary and non-equity incentive award were subject to adjustment from time to time in the sole discretion of the Company.

Mr. Demski was entitled to receive his base salary for 12 months and the non-equity cash incentive award he would have received in the event his employment were terminated, except if Mr. Demski is terminated “for cause”. Under Mr. Demski’s employment agreement, “for cause” is defined as (i) the material breach of the agreement that is not cured within 15 days after giving notice to Mr. Demski, (ii) failure of Mr. Demski to comply with the policies and directives of the Company or Board and if such failure is curable, is not cured within 15 days after giving notice to Mr. Demski, (iii) any act of gross negligence or willful misconduct, (iv) any failure of Mr. Demski to fully disclose a material conflict of interest he may have with the Company in a transaction involving the Company and the conflict is materially detrimental to the interest of the Company, or (v) any adverse act or omission that would be required to be disclosed pursuant to securities laws or that would limit the ability of the Company or any entity affiliated with the Company to sell securities under any federal or state law or that would disqualify the Company or any affiliated entity from any exemption otherwise available to it. All severance payments were conditioned on Mr. Demski signing a general release of claims against the Company.

Mr. Pfeil and Ms. Huller’s Employment Agreements

On August 5, 2020, we entered into executive employment agreements with Kelly Huller, our Senior Vice President, General Counsel and Corporate Secretary, and Keith Pfeil, our Senior Vice President and Chief Financial Officer. Each of Ms. Huller’s and Mr. Pfeil’s employment is “at will,” meaning that their employment may be terminated by either party for any or no reason at any time. Both Ms. Huller’s and Mr. Pfeil’s employment agreements provide for a monthly car allowance. Ms. Huller and Mr. Pfeil are each eligible to earn a salary and also a non-equity cash incentive award by meeting certain company and individual performance targets. For 2020, Ms. Huller’s base salary was $315,000.00, and her target non-equity cash incentive award was $175,000.00. For 2020, Mr. Pfeil’s base salary was $339,900.00, and his target non-equity cash incentive award was $200,000.00. For both Ms. Huller and Mr. Pfeil, the base salary and non-equity incentive award are subject to adjustment from time to time in the sole discretion of Globus. Mr. Pfeil’s employment agreement also provides for reimbursement of relocation expenses of up to $50,000 in accordance with the Company’s relocation policy, which Mr. Pfeil must repay if he resigns or is terminated for cause within 24 months from his start date.

Ms. Huller and Mr. Pfeil are each entitled to receive their respective base salary for 12 months and continued coverage under Globus’ group health, dental and vision plans for a period of 12 months in the event we terminate their employment without cause or in connection with a change of control or if he/she resigns for good reason. All severance payments are conditioned on the employee signing a general release of claims against Globus. Under Ms. Huller’s and Mr. Pfeil’s respective employment agreements, “good reason” is defined as (i) a materially adverse change or material diminution in the office, title, duties, powers, authority or responsibilities, (ii) our failure to pay base salary or a bonus that has become due and payable, (iii) a material reduction in base salary, (iv) a relocation of their principal worksite of more than 25 miles unless such relocation reduces his/her commute to such worksite, or (v) a material breach of the employment agreement by Globus; provided in each case that Globus did not correct such reason during a specified cure period.

Potential Payments Upon Termination or Change in Control

Severance

Our Compensation Committee has decided to provide, in limited circumstances, certain of our named executive officers with severance payments in order to recruit qualified executives and ensure continued dedication, objectivity and stability of our named executive officers in the event of a change in control. Whether we provide severance benefits to our named executive officers depends on when and under what circumstances we hire the executives, the positions they hold and how difficult our Compensation Committee believes it might be or how long our Compensation Committee believes it might take for them to find comparable employment. In the limited circumstances when we do provide severance benefits, the terms of these severance payments are incorporated into the employment agreements of the named executive officers entitled to receive those payments.

In 2022, Messrs. Scavilla, Pfeil, and Ms. Huller were entitled to severance in the event of a termination of employment. We did not have a severance policy applicable to executive officers in 2022, and no other named executive officers were guaranteed cash severance payments.

As described under “Executive Compensation-Equity Compensation Plans” above, our equity compensation plans provide our named executive officers and all other optionees with acceleration of vesting of stock options upon termination of employment in connection with a change in control or acceleration of vesting of stock options upon a change of control, depending on the specific plan under which those options were granted and if our acquiror does not assume or replace the awards under our equity compensation plans.

We believe these severance and change in control benefits are an important element of our compensation program for our executive officers and that they assist us in recruiting and retaining talented individuals. The Compensation

Committee believes that these benefits are valuable as they address the valid concern that it might be difficult for our named executive officers to find comparable employment in a short period of time in the event of termination or change in control. Our Compensation Committee believes that the prospect of a change in control could be a distraction to an executive officer and could cause an executive officer to consider alternative employment opportunities at a time when the executive’s continued service might be crucial to the Company and to our stockholders’ best interests.

Equity Awards

In the event of a corporate transaction where we are to be consolidated with or acquired by another entity and the acquiror does not assume or replace the equity awards granted under the 2012 Plan and 2021 Plan, all awards outstanding under our 2012 Plan and 2021 Plan will become fully vested, exercisable and all forfeiture restrictions will lapse immediately prior to the consummation of the transaction.

Potential Payments Upon a Termination or Change in Control

As described above, Messrs. Scavilla, Pfeil and Ms. Huller are entitled to severance payments in the event of an involuntary, not-for-cause termination of employment, including a termination in connection with a change in control. Also, upon a termination in connection with a change in control of our Company, the unvested stock options held by our named executive officers would vest.

The table below sets forth an estimate of the amounts that would be paid out to our named executive officers upon a change in control and assumes the termination, other than for cause, of the employment of Messrs. Scavilla, and Pfeil and Ms. Huller in connection with the change in control. The amounts in the table assume that such change in control was effective as of December 31, 2022. The actual amounts that would be paid can only be determined at the time of a change in control.

Name	Cash Payment(1) ($)	Value of Acceleration of Unvested Stock Options(2) ($)	Total ($)
David C. Paul	-	1,907,126	1,907,126
David M. Demski	1,416,259	-	1,416,259
Daniel T. Scavilla	447,233	1,169,874	1,617,108
Keith Pfeil	412,781	1,007,315	1,420,096
Kelly G. Huller	344,353	726,438	1,070,791

(1)Represents the amounts payable under the employment agreement described under the heading “Employment Agreements” above.

(2)Represents the difference between the exercise price and the fair market value of the unvested shares subject to outstanding stock options on December 31, 2022, calculated based on a closing price of $74.27 of our common stock on December 30, 2022.

Compensation Recovery Policies

The Compensation Committee has not determined whether it would attempt to recover non-equity incentive awards from our executive officers if the performance objectives that led to the non-equity incentive award determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any non-equity incentive awards or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the discussion and analysis of the compensation of our named executive officers as disclosed in this Proxy Statement under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

David C. Paul (Chair)

Daniel T. Lemaitre

James R. Tobin

David D. Davidar

The above Compensation Committee Report does not constitute soliciting material, and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate the Compensation Committee Report by reference therein.

Compensation Risk Assessment

The Compensation Committee has evaluated our compensation programs and policies as generally applicable to our employees to ascertain any potential material risks that may be created by the compensation programs. The Compensation Committee concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse impact on our business or our financial condition. The following compensation design features help minimize the incentives for excessive risk-taking:

•our compensation program encourages our employees to remain focused on both our short-term and long-term goals. For example, while our variable cash compensation plans measure performance on an annual basis, our equity awards generally vest over four years, which we believe encourages our employees to focus on our long-term performance;

•we have internal controls over our financial accounting and reporting;

•we include equity compensation as part of the overall compensation mix, ensuring that our compensation program does not over emphasize short-term performance at the expense of long-term value creation; and

•final executive non-equity incentive awards are approved by the Compensation Committee and are subject to discretionary increase or decrease by the Compensation Committee if circumstances warrant an adjustment.

Non-Employee Director Compensation

Director Compensation

The table below summarizes the compensation received by our non-employee directors who received compensation from us for the fiscal year ended December 31, 2022.

Name	Fees earned or paid in cash ($)	Option Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Daniel T. Lemaitre	73,130	304,339	1,870	379,339
Ann D. Rhoads	87,500	304,339	-	391,839
James R. Tobin	75,000	304,339	-	379,339
David Davidar	42,562	304,339	22,438	369,339
Stephen Zarrilli	67,500	304,339	-	371,839
Robert Douglas	67,500	304,339	-	371,839

(1)Reflects the grant date fair value for each named executive officer’s stock option awards, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Stock Compensation. These values have been determined based on the assumptions set forth in Note 13 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K. See “2022 Outstanding Equity Awards at Fiscal-Year-End” below, for a description of those stock option awards.

(2)The following table lists the outstanding equity awards held by our non-employee directors as of December 31, 2022:

Name	Total Shares Subject to Outstanding Stock Options (#)
Daniel T. Lemaitre	136,750
Stephen Zarrilli	80,000
Ann D. Rhoads	182,500
Robert Douglas	55,000
James R. Tobin	56,666
David Davidar	180,000

(3)Amounts for 2022 represent participation in our group health insurance benefits. For non-executive directors participating in our group health insurance plan, we deduct the cost of the plan from the fees we pay the director in order to ensure that total compensation is consistent among non-executive directors.

Narrative Disclosure Relating to Director Compensation Table

Director Compensation

The form and amount of director compensation are determined and reviewed annually by the Compensation Committee. In 2022, our non-employee directors received from us an annual retainer of $57,500. In addition, the chair of the Audit Committee, currently Ms. Rhoads, received $30,000 per year for serving as committee chair. Other directors who serve on the Audit Committee received from us $10,000 per year for such service. All non-employee directors who serve on the Compensation Committee in 2022 received from us $7,500 for such service. For non-executive directors participating in our group health insurance plan, we deduct the cost of the plan from the fees we pay the director in cash in order to ensure that total compensation is consistent among non-executive directors.

We also reimburse all non-employee directors for expenses incurred in connection with their service on the Board of Directors, including reimbursement of expenses incurred in connection with attending Board of Directors’ meetings.

Option Grants

In January 2022, our Board of Directors granted an option to purchase 15,000 shares to each of Ms. Rhoads and Messrs. Lemaitre, Tobin, Zarrilli, Davidar and Douglas pursuant to our 2012 Plan, with an exercise price of $63.68 per share. Each of these stock options vests over a four-year period, subject to continued service on the Board of Directors.

Pay vs. Performance Disclosure

Pay vs. Performance Tabular Disclosure

Pay vs. Performance Disclosure (1)
					Average		Value of Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO	Summary Compensation Table Total for Second PEO	Compensation Actually Paid for First PEO(2)	Compensation Actually Paid for Second PEO(2)	Summary Compensation Actually Paid for Non-PEO NEOs	Average Compensation Actually Paid for Non-PEO NEOs (3)	Globus Medical Total Shareholder Return (4)	S&P 500 Health Care Equipment Index Total Shareholder Return (4)	Net Income	Revenue (GAAP)
2022	$4,737,281	$3,818,318	($4,461,442)	$4,168,890	$1,750,743	$2,203,657	$126	$114	$190,169,000	$1,022,843,000
2021	$5,088,592	-	$7,696,296	-	$1,606,690	$2,403,858	$123	$141	$149,191,000	$958,102,000
2020	$4,026,977	-	$5,531,196	-	$1,684,116	$2,317,117	$111	$118	$102,285,000	$789,042,000

Notes

(1)  The Company's first principal executive officer (PEO) for 2020 through April 2022 was David Demski (First PEO). In April 2022, Daniel Scavilla (Second PEO) succeeded David Demski as the Company’s principal executive officer. The Company's other, non-PEO, named executive officers (NEOs) for 2020 and 2021 were David Paul, Daniel Scavilla, Keith Pfeil, and Kelly Huller. The Company's other, non-PEO, NEOs for 2022 were David Paul, Keith Pfeil, and Kelly Huller.

(2)  The dollar amounts reported in these columns represent the amount of “compensation actually paid” to the First PEO and Second PEO, where applicable, in 2020, 2021 and 2022, as computed in accordance with Item 402(v) of Regulation S-K. Equity compensation fair value was calculated based on assumptions determined in accordance with FASB ASC Topic 718.

PEO Compensation Actually Paid Detail
	PEO Compensation Actually Paid Detail
	David Demski (First PEO)			Daniel Scavilla (Second PEO)
Compensation Element	2020	2021	2022	2022
Summary Compensation Table (SCT) Reported Total Compensation	$4,026,977	$5,088,592	$4,737,281	$3,818,318
Aggregate SCT Reported Equity Compensation (-)	($2,546,119)	($3,397,855)	($3,043,385)	($2,447,972)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$4,660,359	$4,865,705	$0	$2,948,098
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	$517,206	$438,419	$0	$66,569
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)	($1,127,227)	$701,435	($118,092)	($216,123)
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-) (a)	$0	$0	($6,037,246)	$0
Compensation Actually Paid Determination	$5,531,196	$7,696,296	($4,461,442)	$4,168,890

(a)Reflects unvested stock option awards canceled in connection with Demski’s formal resignation as an employee of the Company (effective June 2022).

(3)       The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO NEOs in 2020, 2021 and 2022, as computed in accordance with Item 402(v) of Regulation S-K. Equity compensation fair value was calculated based on assumptions determined in accordance with FASB ASC Topic 718.

Average Non-PEO NEOs Compensation Actually Paid Detail

	Average Non-PEO NEO
	Compensation Actually Paid Detail
Compensation Element	2020	2021	2022
Summary Compensation Table (SCT) Reported Total Compensation	$1,684,116	$1,606,690	$1,750,743
Aggregate SCT Reported Equity Compensation (-)	($945,701)	($1,067,898)	($980,646)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$1,730,990	$1,529,222	$1,545,476
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	$131,624	$178,265	$66,843
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)	($283,912)	$157,579	($178,759)
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$0	$0	$0
Compensation Actually Paid Determination	$2,317,117	$2,403,858	$2,203,657

(4)	Cumulative total shareholder return (TSR) calculated based on an assumed $100 investment as of December 31, 2019. Peer TSR reflects the TSR of the S&P 500 Health Care Equipment Index.

Pay vs. Performance Narrative Disclosure

The Company’s Compensation Committee reviews a variety of Company-wide and individual factors to link executive compensation actually paid with Company and executive performance. To promote strong pay-for-performance orientation when setting executive pay levels, the Compensation Committee considers the Company's absolute and relative total shareholder return, short- and long-term business outlook, including net income and revenue, and the broader market environment.

The following section provides a description of the relationships between the Company’s total shareholder return relative to a peer comparator index, as well as compensation actually paid relative to the Company’s total shareholder return, net income, and revenue over the last three completed fiscal years.

Compensation Actually Paid vs. TSR

Compensation Actually Paid vs. Net Income

Compensation Actually Paid vs. Revenue (GAAP)

Performance Metrics to Link Executive Compensation Actually Paid with Company Performance

In the most recently completed fiscal year, revenue was the only performance metric utilized to link executive compensation actually paid to Company performance. In 2022, executive annual incentives were earned dependent on total Company revenue achievement and executive equity compensation incentives were issued exclusively in the form of time-vested stock options.

See the ‘Compensation Discussion & Analysis’ above and published in the Company’s historical proxy statements for additional detail on executive compensation actions. Note, the value ultimately realized by the Company’s executive officers is still subject to significant variation over time (e.g., forfeiture of unvested awards prior to vesting, variation in stock price prior to award monetization).

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees of the Company (other than the Chief Executive Officer).

For 2022, the total compensation of the selected median employee was $83,457. The annual total compensation of Mr. Scavilla, our Chief Executive Officer, was $3,831,253, which represents an annualized amount of compensation had Mr. Scavilla served as Chief Executive Officer for all of 2022. The resulting ratio of the annual total compensation of Mr. Scavilla, our Chief Executive Officer, to the median of the annual total compensation of all employees was approximately 46 to 1.

Our pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. To identify the median employee, we used the following methodology: (1) we collected payroll data of all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis as of December 31, 2021; (2) we applied an exchange rate as of December 31, 2021 to convert all international currencies into U.S. dollars; and (3) we used cash compensation paid to our employees during 2021 as our consistently applied compensation measure.

There have been no changes in our employee population or employee compensation arrangements in 2022 that would significantly impact the process that we used to identify the median employee for 2021. The identified median employee for 2021 had changed circumstances that we believe would result in a significant change in our pay ratio disclosure. Therefore, as permitted by SEC rules, we used another employee whose compensation is substantially similar to the median employee identified in 2021 based on the compensation measure used to select the 2021 median employee.

After identifying our median employee, we calculated total 2022 compensation for our median employee and the annualized compensation of Mr. Scavilla, our Chief Executive Officer, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes base pay, overtime pay, bonuses, stock option awards, and the Company’s matching contribution to the employee’s 401(k) plan. We added the dollar value of insurance premiums paid by the Company to the annual total compensation of our median employee and our Chief Executive Officer.

We believe our methodology, assumptions and estimates above are reasonable given our employee population. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2023 by: (i) each director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Class A common stock or Class B common stock. The information in the table regarding those known to us to be beneficial owners of more than five percent of our Class A common stock is provided as of December 31, 2022.

Beneficial ownership is determined according to the rules of the SEC. A person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 31, 2022. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A common stock and Class B common stock shown that they beneficially own, subject to community property laws where applicable.

Common stock subject to stock options currently exercisable or exercisable within 60 days of March 31, 2023, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for purposes of computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Globus Medical, Inc., 2560 General Armistead Avenue, Audubon, PA 19403.

	Class A Common Stock		Class B Common Stock		Percentage of Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power†
Directors and Executive Officers:
David C. Paul(1)(2)	533,333	*	22,430,097	100.0%	74.4%
David D. Davidar(3)	965,325	1.2%	-		*
Daniel T. Lemaitre(4)	117,821	*	-		*
Ann D. Rhoads(5)	177,467	*	-		*
Daniel T. Scavilla (6)	315,417	*	-		*
James R. Tobin (7)	36,249	*	-		*
Robert Douglas (8)	37,109	*	-		*
Stephen T. Zarrilli (9)	59,583	*	-		*
Keith Pfeil (10)	42,499	*	-		*
Kelly G. Huller (11)	150,833	*	-		*
All current directors and executive officers of Globus Medical Inc. as a group (11 persons)(12)	2,435,636	3.1%	22,430,097	100.0%	75.0%
Other Stockholders:
The Vanguard Group, Inc. (13)	7,332,112	9.4%	-		2.4%
BlackRock, Inc.(14)	7,474,453	9.6%	-		2.5%
Janus Henderson Group plc(15)	5,633,954	7.2%	-		1.9%
Kayne Anderson Rudnick Investment Management(16)	6,184,472	7.9%	-		2.0%

† Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

*Less than 1%.

(1)Consists of 22,430,097 shares of Class B common stock outstanding and 533,333 shares of Class A common stock, as to which Mr. Paul holds sole voting power and sole dispositive power, issuable upon exercise of options exercisable within 60 days of March 31, 2023. The Class B common stock includes 20,867,524 shares Mr. Paul owns jointly with his wife, as to which Mr. Paul holds shared voting power and shared dispositive power, and 1,562,573 shares held by the Paul Family Irrevocable Trust U/A 4/6/10.

(2)The business address for this stockholder is Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403. The ownership information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2023 by David C. Paul and Sonali Paul.

(3)Consists of 805,742 shares of Class A common stock outstanding and 159,583 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023. Includes 485,012 shares Mr. Davidar owns jointly with his wife, 205,967 shares held by the Davidar Family Irrevocable Trust U/A 8/6/09 and 5,500 shares beneficially owned by the Berachah Foundation and over which Mr. Davidar has voting power.

(4)Consists of 10,800 shares of Class A common stock outstanding and 107,021 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(5)Consists of 22,884 shares of Class A common stock outstanding and 154,583 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(6)Consists of 315,417 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(7)Consists of 36,249 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(8)Consists of 2,005 shares of Class A common stock outstanding and 35,104 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(9)Consists of 59,583 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(10)Consists of 42,499 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(11)Consists of 150,833 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(12)Consists of (i) 841,431 shares of Class A common stock and 22,430,097 shares of Class B common stock beneficially owned by the current directors and executive officers, and (ii) 1,594,205 shares of Class A common stock issuable upon exercise of options exercisable within 60 days of March 31, 2023.

(13)The business address for this entity is 100 Vanguard Blvd, Malvern, PA 19355. The ownership information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, Inc.

(14)The business address for this entity is 55 East 52nd Street, New York, NY 10022. The ownership information is based solely on a Schedule 13G/A filed with the SEC on January 24, 2023 by BlackRock, Inc.

(15)The business address for this entity is 201 Bishopsgate EC2M 3AE, United Kingdom. The ownership information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2023 by Janus Henderson Group plc.

(16)The business address for this entity is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067. The ownership information is based solely on a Schedule 13G filed with the SEC on February 14, 2023 by Kayne Anderson Rudnick Investment Management LLC

TRANSACTIONS WITH RELATED PERSONS

Procedures for Approval of Related-Party Transactions

Our Audit Committee is responsible for reviewing and approving or ratifying any related-party transaction reaching a certain threshold of significance. In the course of its review and approval or ratification of a related-party transaction, the Audit Committee considers, among other things, consistent with Item 404 of Regulation S-K, the following:

•the nature and amount of the related person’s interest in the transaction;

•the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

Related Person Transactions

The Company is not aware of any transaction since January 1, 2022, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related party has or will have a direct or indirect material interest.

STOCKHOLDER PROPOSALS

Stockholder Proposals and Nominations of Director Candidates for the 2024 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in our proxy statement for next year’s annual meeting must do so in compliance with our bylaws and applicable SEC rules and regulations. Under Rule 14a-8 adopted by the SEC, to be considered for inclusion in our proxy materials for our 2024 annual meeting, a stockholder proposal must be received in writing by our Secretary no later than December 30, 2024. If the date of our 2024 annual meeting is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year. Stockholder proposals for inclusion in our proxy materials for the 2024 annual meeting must include the information required by and otherwise comply with the requirements of Rule 14a-8.

In addition to stockholder proposals included in the Company’s proxy statement for the 2024 annual meeting, stockholders who comply with requirements under our bylaws may present proposals for consideration or make nominations of persons for election as directors at the 2024 annual meeting. Our bylaws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Company. Any stockholder wishing to bring any business including, but not limited to, the nomination of persons for election as directors, whether by inclusion of such business in our proxy materials or otherwise, before the 2024 annual meeting, must provide notice to the Company, not more than ninety (90) and not less than fifty (50) days before the annual meeting, such notice to be in writing by registered mail, return receipt requested, to our Secretary at our principal executive offices. We currently expect our 2024 annual meeting to be held on June 5, 2024, although such date may change. With respect to nominations of persons for election as directors, the notice to our Secretary must contain or be accompanied by the information required by Section 2.14 of our bylaws, which includes, among other things: (i) the name, age, business address and residence address of each person nominated; (ii) the class, series and number of any shares of common stock of the Company beneficially owned or owned of record by such person; (iii) the date or dates such shares were acquired and the investment intent of such acquisition; and (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Nominations of persons for election as directors and proposals for consideration must comply with all other requirements of our bylaws, which are not set forth in their entirety in this proxy statement. Any such proposals will also need to comply with the various provisions of Rule 14a-8, which governs the basis on which such stockholder proposals can be included or excluded from Company-sponsored proxy materials, as described above. In addition to the other requirements set forth above, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

Any notice of a stockholder proposal or nomination of persons for election as directors that is received after the dates specified above will be considered untimely.

Finally, stockholders may make recommendations to our Nominating and Corporate Governance Committee of qualified candidates that such stockholder believes should be considered for nomination as a director by the committee. The Nominating and Corporate Governance Committee will give appropriate consideration to qualified persons recommended by stockholders for nomination as directors and will evaluate such qualified persons in the same manner as other identified candidates, when submitted in a timely manner and in compliance with the advance notice procedures in our bylaws as set forth above.

All proposals, nominations of persons for election as directors and recommendations of candidates to the Nominating and Corporate Governance Committee should be addressed to Kelly G. Huller, our Corporate Secretary, at Globus Medical, Inc., Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403, Attention: Legal Department.

Any stockholder who wishes to make such a proposal should obtain a copy of the bylaws, which contain these and other requirements with respect to stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our Amended and Restated Bylaws were filed with the SEC as Exhibit 3.1 to our Form 10-Q, filed on May 2, 2019, and our Amendment to the Amended and Restated Bylaws was filed with the SEC as Exhibit 3.1 to our Form 10-Q, filed on August 4, 2021, and can be viewed by visiting our investor relations website at www.globusmedical.com. You may also obtain a copy by writing to Kelly G. Huller, our Corporate Secretary, at Globus Medical, Inc., Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403, Attention: Legal Department.

Stockholder Nominations and Recommendations of Director Candidates

Our bylaws describe the procedures for stockholders to follow in nominating candidates to our Board of Directors. For our 2024 annual meeting of stockholders, stockholders may nominate a candidate for election to our Board of Directors by sending written notice to our Secretary at our principal office not less than 50 days and not more than 90 days prior to the date of the annual meeting. The notice to our Secretary must contain or be accompanied by the information required by Section 2.14 of our bylaws, which includes, among other things: (i) the name, age, business address and residence address of each person nominated; (ii) the class, series and number of any shares of common stock of the Company beneficially owned or owned of record by such person; (iii) the date or dates such shares were acquired and the investment intent of such acquisition; and (iv) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Any notice of a stockholder proposal that is received after the dates specified above will be considered untimely.

All proposals and recommendations should be addressed to Kelly G. Huller, our Corporate Secretary, at Globus Medical, Inc., Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403, Attention: Legal Department.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Stockholders can access this Proxy Statement and our 2022 Annual Report (including our annual report on Form 10-K and the amendment thereto on Form 10-K/A) via the Internet at www.proxyvote.com. Copies of these materials may be obtained without charge by writing to Globus Medical, Inc., Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403, Attention: Investor Relations.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. You can make a request by contacting our Investor Relations Department by phone at (610) 930-1800 or by mail at 2560 General Armistead Avenue, Audubon, PA 19403 Attention: Investor Relations. Stockholders who currently receive multiple copies of the Notices of Internet

Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kelly G. Huller

Corporate Secretary

April 28, 2023

A copy of our Annual Report (including our annual report on Form 10-K and the amendment thereto on Form 10-K/A) for the fiscal year ended December 31, 2022 can be viewed by visiting our investor relations website at www.globusmedical.com. You may also obtain a copy by writing to our Investor Relations Department at Globus Medical, Inc., Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403, Attn: Investor Relation

APPENDIX A

2021 EQUITY INCENTIVE PLAN, AS AMENDED

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12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events 25

12.3 Approval of Plan by Stockholders .......................................... 27

12.4 No Stockholders Rights ................................................... 27

12.5 Paperless Administration .................................................. 27

12.6 Effect of Plan upon Other Compensation Plans .............................. 27

12.7 Compliance with Laws ................................................... 27

12.8 Titles and Headings, References to Sections of the Code, Exchange Act or Securities Act 28

GLOBUS MEDICAL, INC.

2021 EQUITY INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Globus Medical, Inc. 2021 Equity Incentive Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Globus Medical, Inc. (the “Company”) by linking the individual interests of the Non-Employee Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Non-Employee Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan provides a mechanism through which the Company may grant equity and equity-based awards as well as cash bonus and other cash awards to Eligible Individuals.

The Plan is a successor to the Prior Plan (as defined below). No additional grants shall made under the Prior Plan after the Effective Date. Outstanding grants under the Prior Plan shall continue in effect according to their terms, consistent with the applicable terms of the Prior Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1“Administrator”  shall mean the entity that conducts the general administration of the Plan as provided in Article 11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 11.6, or that the Board has assumed, the term “Administrator” shall refer to such person(s) or the Board unless such delegation has been revoked or the Board has terminated the assumption of such duties.

2.2“Applicable Accounting Standards”  shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3“Applicable Law”  shall mean the applicable provisions of the Code, the Securities Act, the Exchange Act and any other federal, state or foreign corporate, securities or tax or other laws, rules, requirements or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded and any other applicable law.

2.4“Award”  shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5“Award Agreement”  shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

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2.6 “Board”  shall mean the Board of Directors of the Company.

2.7“Change in Control”  shall mean and includes each of the following:

(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.7(a) or Section 2.7(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)after which no “person” or “related” group of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or related group of persons shall be treated for purposes of this Section 2.7(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.8“Code”  shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

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2.9“Committee”  shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.

2.10“Common Stock”  shall mean the Class A common stock of the Company, par value $0.001 per share.

2.11“Company”  shall have the meaning set forth in Article 1.

2.12“Consultant”  shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.13“Director”  shall mean a member of the Board, as constituted from time to time.

2.14“Disability”  shall mean “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.15“DRO”  shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.16“Effective Date”  shall mean the date of the Annual Meeting of the Stockholders to be held on June 3, 2021 or such other date upon which the Company’s stockholders approve the Plan.

2.17“Eligible Individual”  shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.18“Employee”  shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

2.19“Exchange Act”  shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.20“Expiration Date”  shall have the meaning given to such term in Section 12.1(c).

2.21“Fair Market Value”  shall mean, as of any given date, the value of a Share determined as follows:

(a)If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith by the reasonable application of a

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reasonable valuation method, taking into account the factors set forth in Treasury Regulation §1.409A-1(b)(5)(iv)(B).

2.22“Greater Than 10% Stockholder”  shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.23“Holder”  shall mean a person who has been granted an Award.

2.24“Incentive Stock Option”  shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.25“Misconduct”  shall mean the occurrence of any of, but not limited to, the following: (a) conviction of a Holder of any felony or any crime involving fraud or dishonesty; (b) a Holder’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Subsidiary; (c) conduct by a Holder which, based upon a good faith and reasonable factual investigation by the Company (or, if a Holder is an executive officer, by the Board), demonstrates such Holder’s unfitness to serve; (d) a Holder’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Subsidiary; (e) a Holder’s violation of state or federal law in connection with the Holder’s performance of his or her job which has an adverse effect on the Company and/or any Subsidiary; and (f) a Holder’s violation of Company policy which has a material adverse effect on the Company and/or any Subsidiary. Notwithstanding the foregoing, a Holder’s Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Administrator in its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Holder is a party to an employment or severance agreement with the Company or any Subsidiary in effect as of the date of grant of an Award which defines “Misconduct” or “Cause” or a similar term, “Misconduct” for purposes of the Plan and such Award shall also include the meaning(s) given to such term in such employment or severance agreement.

2.26“Non-Employee Director”  shall mean a Director of the Company who is not an Employee.

2.27“Non-Employee Director Compensation Policy”  shall have the meaning set forth in Section 4.6.

2.28“Non-Qualified Stock Option”  shall mean an Option that is not an Incentive Stock Option.

2.29“Option”  shall mean a right to purchase Shares at a specified exercise price that is granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.30“Option Term”  shall have the meaning set forth in Section 5.6.

2.31“Performance Award”  shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 8.1.

2.32“Performance Criteria”  shall mean the criteria (and adjustments) that the Administrator selects for an Award to measure the level of performance during a performance period, as applicable, determined as follows:

(a)The Performance Criteria may include, but is not limited to, the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and

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(D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings (including but not limited to EBITDA or adjusted EBITDA); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) operating or other costs and expenses; (xiv) funds from operations; (xv) improvements in expense levels; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) comparisons with various stock market indices; (xxv) capital raised in financing transactions or other financing milestones; (xxvi) stockholders’ equity; (xxvi) market recognition (including but not limited to awards and analyst ratings); (xxvii) financial ratios; (xxviii) implementation, completion or attainment of objectively determinable objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; and (xxix) other similar criteria as determined by the Administrator; in each case as determined in accordance with Applicable Accounting Standards, if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Criteria. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions; or (xx) any such other items as determined by the Administrator.

2.33“Performance Period”  shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.34“Performance Stock Unit”  shall mean a Performance Award awarded under Section 8.1 which is denominated in units of value including dollar value of shares of Common Stock.

2.35“Permitted Transferee”  shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.36“Plan”  shall have the meaning set forth in Article 1.

2.37“Prior Plan”  shall mean the Globus Medical, Inc. 2012 Equity Incentive Plan, , as such plan was or may be amended from time to time.

2.38“Prior Plan Award”  shall mean an award outstanding under the Prior Plan as of the Effective Date.

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2.39“Restricted Stock”  shall mean Shares awarded under Article 6 that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.40“Restricted Stock Units”  shall mean the right to receive Shares awarded under Article 7.

2.41“Securities Act”  shall mean the Securities Act of 1933, as amended.

2.42“Shares”  shall mean shares of Common Stock.

2.43“Stock Appreciation Right”  shall mean a stock appreciation right granted under Article 9.

2.44“Stock Appreciation Right Term”  shall have the meaning set forth in Section 9.4.

2.45“Stock Payment”  shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 8.2.

2.46“Subsidiary”  shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.47“Substitute Award”  shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.48“Termination of Service”  shall mean:

(a)As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Subsidiary is terminated for any reason, with or without Misconduct, including, without limitation, by resignation, discharge, death, retirement or expiration of the consulting relationship, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, with or without Misconduct, including, without limitation, a termination by resignation, failure to be elected or reelected, removal, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c)As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without Misconduct, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion but subject to Section 12.11 (if applicable), shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Misconduct and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change

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in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1Number of Shares .

(a)Subject to Section 12.2 and Section 3.1(b) and, with respect to Incentive Stock Options only, to the penultimate sentence of this Section 3.1(a), the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan is the sum of (i) 8,000,000, and (ii) any Shares which as of the Effective Date are available for issuance under the Prior Plan, or are subject to Prior Plan Awards which become available for future grants of Awards under the Plan following the Effective Date pursuant to Section 3.1(b). Notwithstanding anything in this Section 3.1 to the contrary, the aggregate number of Shares that may be issued or transferred pursuant to Incentive Stock Options under the Plan shall not exceed 8,000,000 Shares, subject to Section 3.1(c) and subject to adjustment pursuant to Section 12.2. From and after the Effective Date, no awards shall be granted under the Prior Plan; however, any Prior Plan Award shall continue to be subject to the terms and conditions of the Prior Plan.

(b)To the extent all or a portion of an Award or a Prior Plan Award is forfeited, terminates, expires or lapses for any reason, or is settled for cash without the delivery of Shares to the Holder, any Shares subject to such Award, Prior Plan Award or portion thereof, to the extent of such forfeiture, termination, expiration, lapse or cash settlement, shall again be or shall become, as applicable, available for the grant of an Award pursuant to the Plan. Any Shares tendered by a Holder or withheld by the Company or any Subsidiary to satisfy the grant or exercise price or tax withholding obligation in connection with all or a portion of an Award or Prior Plan Award shall again be or shall become, as applicable, available for the grant of an Award pursuant to the Plan. Any Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof shall again be available for the grant of an Award pursuant to the Plan. Any Shares repurchased by or surrendered to the Company pursuant to Section 6.5 or in connection with any Prior Plan Award so that such Shares are returned to the Company shall again be or shall become, as applicable, available for the grant of an Award pursuant to the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be or, as applicable, may become eligible to be, optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)To the extent permitted by Applicable Law, Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

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3.2Stock Distributed . Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards (as such term is defined in Section 2.47)), (ii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards that the Administrator may grant, up to a maximum of five percent (5%) of the available share reserve authorized or issuance under the Plan under Section 3.1 (subject to adjustment under Section 12.2); provided, further, that the Administrator may authorize acceleration of vesting of such Awards in the event of the Participant’s death or Disability, or the occurrence of a Change in Control as provided in Section 12.2.

ARTICLE 4.

GRANTING OF AWARDS

4.1Participation . The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2Award Agreement . Unless otherwise determined by the Administrator, each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3Limitations Applicable to Section 16 Persons . Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4At-Will Employment; Voluntary Participation . Nothing in the Plan or in any Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without Misconduct, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5Foreign Holders . Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange and Applicable Law, the Administrator, in its sole discretion, shall have the power

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and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6Non-Employee Director Awards . The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written formula established by the Administrator (the “Non-Employee Director Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7Stand-Alone and Tandem Awards . Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

OPTIONS

5.1Granting of Options to Eligible Individuals . The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

5.2Option Exercise Price . The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.3Option Vesting .

(a)The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

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(b)No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

5.4Manner of Exercise . All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and 10.2.

5.5Partial Exercise . An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless determined otherwise by the Administrator, and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

5.6Option Term . The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

5.7Qualification of Incentive Stock Options . No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by

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taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective Options were granted.

5.8Notification Regarding Disposition . The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

5.9Substitute Awards . Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.10Modification, Extension or Renewal . The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. By written notice to affected Holders, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Holders; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.11No Disqualification . Notwithstanding any other provision in this Plan, no term of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Holder affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

ARTICLE 6.

RESTRICTED STOCK

6.1Award of Restricted Stock .

(a)The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. The purchase price per Share may, however, be less than the Fair Market Value. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2Rights as Stockholders . Subject to Section 6.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole

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discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3.

6.3Restrictions . All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions, including without limitation risks of forfeiture, and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement.

6.4Share Vesting . No Restricted Stock that is not vested at a Holder’s Termination of Service shall thereafter become vested, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Restricted Stock.

6.5Repurchase or Forfeiture of Restricted Stock . Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (i) if no price was paid by the Holder for the Restricted Stock, as set forth in the individual Award Agreement, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (ii) if a price was paid by the Holder for the Restricted Stock, as set forth in the individual Award Agreement, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Award Agreement.

6.6Certificates for Restricted Stock . Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may, but need not be, the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

6.7Section 83(b) Election . If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1Grant of Restricted Stock Units . The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

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7.2Term . Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

7.3Purchase Price . The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law. The purchase price per Share may, however, be less than the Fair Market Value. In all cases, legal consideration shall be required for each issuance of Restricted Stock Units.

7.4Vesting of Restricted Stock Units . At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.3.

7.5Maturity and Payment . At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise expressly set forth in an applicable Award Agreement, the maturity date relating to each Restricted Stock Unit shall not occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 10.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator. No portion of a Restricted Stock Unit which is unexercisable at a Holder’s Termination of Service shall thereafter vest, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Restricted Stock Unit.

7.6No Rights as a Stockholder . Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 8.

PERFORMANCE AWARDS AND STOCK PAYMENTS

8.1Performance Awards .

(a)The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and Awards of cash bonuses or other cash awards determined in the Administrator’s discretion from time to time, to any Eligible Individual. The value of Performance Awards, including Performance Stock Units, may vest based upon one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)Without limiting Section 8.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of Performance Criteria, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

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8.2Stock Payments . The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may vest based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

8.3Term . The term of a Performance Award and/or Stock Payment award shall be set by the Administrator in its sole discretion.

8.4Purchase Price . The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law. The purchase price per Share may, however, be less than the Fair Market Value. In all cases, legal consideration shall be required for all Shares issued pursuant to a Performance Award of as a Stock Payment award.

8.5Maturity and Vesting . No portion of a Performance Award or Stock Payment award which is has not vested or matured at a Holder’s Termination of Service shall thereafter mature or vest, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Performance Award or Stock Payment award.

ARTICLE 9.

STOCK APPRECIATION RIGHTS

9.1Grant of Stock Appreciation Rights .

(a)The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)Notwithstanding the foregoing provisions of Section 9.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

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9.2Stock Appreciation Right Vesting .

(a)The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

9.3Manner of Exercise . All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)A written or electronic notice complying with the applicable rules established by the Administrator in accordance with Section 10.1 and 10.2 stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

9.4Stock Appreciation Right Term . The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. No portion of a Stock Appreciation Right that is not exercisable at a Holder’s Termination of Service shall thereafter be exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

9.5Payment . Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 9 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

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ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1Payment . The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator, or (e) any combination of the foregoing. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2Tax Withholding . The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow a Holder to elect to have the Company withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be based on the Holder’s minimum applicable tax withholding rate for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income, or such other rate permitted by the Administrator that does not cause adverse accounting consequences. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3Transferability of Awards .

(a)Except as otherwise provided in Section 10.3(b):

(i)No Award under the Plan may be sold, pledged, encumbered, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions, including without limitation risks of forfeiture, applicable to such Shares have lapsed;
(ii)No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and
(iii)During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the

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Plan or the applicable Award Agreement, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) any transfer of an Award to a Permitted Transferee shall be without consideration; and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c)Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

10.4Conditions to Issuance of Shares .

(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law as a condition to the issuance or exercise of any Award.

(b)All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

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(e)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5Forfeiture and Claw-Back Provisions . Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a)(i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for Misconduct; and

(b)All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

ARTICLE 11.

ADMINISTRATION

11.1Administrator . The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, if the Committee does not consist solely of two or more Non-Employee Directors, Awards granted to officers, as defined in Rule 16a-1 of the Exchange Act, and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2Duties and Powers of Committee . It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such

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Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3Action by the Committee . Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4Authority of Administrator . Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)Designate Eligible Individuals to receive Awards;

(b)Determine the type or types of Awards to be granted to Eligible Individuals;

(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)Determine to adjust or waive any criteria with respect to Performance Criteria;

(g)Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(h)Determine the Fair Market Value in good faith, if necessary;

(i)Grant waivers of Plan or Award conditions;

(j)Correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)Determine whether an Award has been earned and whether any Performance Criteria has been attained;

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(l)Decide all other matters that must be determined in connection with an Award;

(m)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(n)Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(o)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(p)Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Sections 3.4 and 12.2(c).

11.5Decisions Binding . The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan and any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant.

11.6Delegation of Authority . To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b)  officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1Amendment, Suspension or Termination of the Plan .

(a)Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.2, increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan. Except as provided in Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)The Board or the Committee may, without stockholder approval, (i) amend any Award to reduce the per share exercise price of such an Award below the per share exercise price as of the date the Award is granted and (ii) grant an Award in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price.

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(c)No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the date this Plan is approved by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

12.2Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events .

(a)In the event of any stock dividend, stock split, subdivision, combination or exchange of shares, merger, consolidation, distribution (other than normal cash dividends) of Company assets to stockholders, reclassification, recapitalization, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or accounting principles, including, without limitation, a Change in Control, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)To provide that the Award cannot vest, be exercised or become payable after such event.

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(c)In the event that the successor corporation in a Change in Control fails for any reason to assume or substitute for an Award upon the Change in Control, such Award shall become fully vested and, if applicable, exercisable and all forfeiture restrictions on such Award shall lapse as of immediately prior to the consummation of such Change in Control. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(d)The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e)No adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f)The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)No action shall be taken under this Section 12.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(h)In the event of any pending stock dividend, stock split, subdivision, combination or exchange of shares, merger, consolidation, distribution (other than normal cash dividends) of Company assets to stockholders, reclassification, recapitalization or any other change affecting the Shares or the share price of the Common Stock, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3Approval of Plan by Stockholders . The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4No Stockholders Rights . Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares. Without limiting the generality of the foregoing, no Holder will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Holder. After Shares are issued to the Holder, the Holder will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Holder may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Holder will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased by the Company pursuant to this Plan or the Award Agreement.

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12.5Paperless Administration . In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6Effect of Plan upon Other Compensation Plans . The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) except as otherwise provided herein, to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7Compliance with Laws . The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws (including but not limited to margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Laws.

12.8Titles and Headings, References to Sections of the Code, Exchange Act or Securities Act . The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Exchange Act or Securities Act shall include any amendment or successor thereto.

12.9Governing Law . The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10Securities Law and Other Regulatory Compliance . An Award will not be effective unless such Award is in compliance with all applicable federal, state and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so. As a condition to the grant of any Award, the Company may require the Holder to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.11Section 409A . To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of

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Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. Further:

(a)Termination of Service shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts following a Termination of Service that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the final regulations issued thereunder unless or until such termination also constitutes a “separation from service” within the meaning of Section 409A of the Code and the final regulations issued thereunder.

(b)If any payment to a Holder in connection with his or her Termination of Service is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the final regulations issued thereunder and the Holder is a “specified employee” as defined in Section 409A of the Code and the final regulations issued thereunder, no part of such payment shall be paid before the day that is six months plus one day after the Holder’s Termination of Service for reasons other than his or her death (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to the Holder during the period between the date of such Termination of Service and the New Payment Date shall be paid to the Holder in a single sum on the earlier of (i) such New Payment Date, or (ii) the Holder’s death. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Plan and the Holder’s Award Agreement.

(c)Whenever a payment under an Award Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of Termination of Service”), the actual date of payment within the specified period shall be within the sole discretion of the Company (except as otherwise set forth in Section 12.11(b)).

(d)Notwithstanding anything herein to the contrary, the Company shall have no liability to any Holder or to any other person if the payments and benefits provided under this Plan or pursuant to any Award Agreement that are intended to be exempt from or compliant with Section 409A of the Code are not so exempt or compliant.

12.12No Rights to Awards . No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

12.13Unfunded Status of Awards . The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

12.14Indemnification . To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all

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amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.15Relationship to other Benefits . No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.16Expenses . The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

12.17Escrow; Pledge of Shares . To enforce any restrictions on a Holder’s Shares, the Committee may require the Holder to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Holder who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Holder’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Holder under the promissory note notwithstanding any pledge of the Holder’s Shares or other collateral. In connection with any pledge of the Shares, the Holder will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

12.18No Obligation to Employ . Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Holder any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company, provide any employment-related rights, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Holder’s employment or other relationship at any time, subject to applicable legal requirements.

12.19Insider Trading Policy . Each Holder who receives an Award shall comply with all laws and any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, Consultants, officers and/or Directors of the Company.

** * * *

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GLOBUS MEDICAL

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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GLOBUS MEDICAL, INC.

The Board of Directors recommends you vote FOR the following:

		For	Withhold
1.	Election of Directors:		
1a.	Daniel T. Scavilla	☐	☐
1b.	Robert Douglas	☐	☐

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2.	The approval of the amendment to the 2021 Equity Incentive Plan;	☐	☐	☐
3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023; and	☐	☐	☐
4.	To approve, in an advisory vote, the compensation of the Company's named executive officers (the Say-on-Pay Vote).	☐	☐	☐

NOTE: This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given hereon. If no instructions are given, this proxy will be voted "FOR" election of the nominees for election as director, "FOR" Proposals 2, 3 and 4, and as the named proxies deem advisable on such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Globus Medical, Inc. Our 2023 Annual Meeting will be held on Wednesday, June 7, 2023 at 6:00 p.m. Eastern Time.

It is important that the shares are voted. Please specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, the shares will be voted in accordance with the recommendation of the Company's Board of Directors.

Sincerely,

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K, Form 10-K/A and CEO Letter are available at **www.proxyvote.com.**

V16183-P90988

GLOBUS MEDICAL, INC.
Annual Meeting of Stockholders
June 7, 2023 6:00 p.m.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David C. Paul, Keith Pfeil and Kelly G. Huller, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of GLOBUS MEDICAL, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 6:00 p.m., on June 7, 2023, at Valley Forge Business Center, 2560 General Armistead Avenue, Audubon, PA 19403, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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